                                                                     EXHIBIT iii


                                                                  CONFORMED COPY


                             DATED 21st March, 1996

                 ----------------------------------------------


                       SUNSHINE PRECIOUS METALS, INC.                        (1)

                    SUNSHINE MINING AND REFINING COMPANY                     (2)

                                       and

                             MARINE MIDLAND BANK                             (3)


                 ----------------------------------------------

                                   TRUST DEED

                                  constituting

                   US$30,000,000 8 percent Senior Exchangeable
                                 Notes due 2000

                 ----------------------------------------------

                                    CONTENTS

Clause                                                Heading                                                   Page

1        Interpretation...........................................................................................1

2        Amount of the Notes and covenant to pay..................................................................6

3        Guarantee................................................................................................8

4        Form of the Notes.......................................................................................10

5        Stamp duties and taxes..................................................................................11

6        Application of moneys received by the Trustee...........................................................12

7        Covenant to comply with provisions......................................................................12

8        Exchange................................................................................................13

9        Exchange on redemption and mandatory exchange...........................................................18

10       Covenants relating to exchange..........................................................................20

11       Covenants...............................................................................................22

12       Remuneration and indemnification of the Trustee.........................................................24

13       Provisions supplemental to the Trustee Act 1925.........................................................25

14       Trustee liable for gross negligence.....................................................................29

15       Waiver and proof of default.............................................................................29

16       Trustee not precluded from entering into contracts......................................................29

17       Modification and substitution...........................................................................30

18       Appointment, retirement and removal of the Trustee......................................................33

19       Couponholders...........................................................................................34

20       Enforcement.............................................................................................35

21       Termination, Satisfaction and Discharge of the Trust Deed...............................................35

22       Communications..........................................................................................35

23       Currency indemnity......................................................................................36

24       Governing law and jurisdiction..........................................................................37

SCHEDULE

1        Forms of Bearer Note, Coupon and Registered Note........................................................38

2        Form of Global Bearer Note  ............................................................................47

3        Provisions for Meetings of Noteholders  ................................................................56

4        Register and Transfer of Registered Notes  .............................................................65

5        Terms and Conditions of the Notes  .....................................................................67

THIS TRUST DEED is made on 21st March, 1996 BETWEEN:

(1) SUNSHINE PRECIOUS METALS, INC. (the "Company") whose registered office is at 877 W. Main Street, Suite 600, Boise, Idaho 83702, U.S.A.;

(2) SUNSHINE MINING AND REFINING COMPANY ("SSC") whose registered office is at 877 W. Main Street, Suite 600, Boise, Idaho 83702, U.S.A.; and

(3) MARINE MIDLAND BANK whose registered office is at 140 Broadway, New York, New York 10005-1180, USA (the "Trustee," which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS:

(A) The Company, incorporated in the State of Delaware, has by a written resolution of its Board of Directors adopted on 27th February, 1996, authorized the issue of US$30,000,000 8 percent Senior Exchangeable Notes to be constituted by this Trust Deed.

(B) SSC, incorporated in the State of Delaware, has by a resolution of its Board of Directors adopted on 27th February, 1996 authorized the giving of the Guarantee and the exchange of the Notes into Shares.

(C) The Trustee has agreed to act as trustee of this Trust Deed on the terms and conditions of this Trust Deed.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:-

1    Interpretation

(A)  Definitions: The following expressions shall have the following meanings:-

     "AGENCY AGREEMENT" means the Registrar, Paying and Exchange Agency Agreement dated 21st March, 1996, as altered from time to time, between the Company, SSC, the Trustee, the Principal Paying, Exchange and Transfer Agent, the other Paying, Exchange and Transfer Agent named in the Conditions and the Registrar whereby the initial Paying, Exchange and Transfer Agents and the Registrar were appointed in relation to the Notes, as altered from time to time, between the Company, SSC, the Trustee and any Agents and includes any agreements appointing any successor agents or relating to the duties of any Agents or altering any of the aforesaid agreements, in each case, on terms approved by the Trustee;

     "AGENTS" means the Principal Paying, Exchange and Transfer Agent, the other Paying, Exchange and Transfers Agents and the Registrar or,. as the context requires, any of them;

     "AUDITORS" means the auditors for the time being of the Company or SSC or, if there shall be joint auditors, any one or more of such auditors or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, such other accountants or firm of accountants as may be nominated by the Company or SSC, as the case may, be with the written approval of the Trustee or, in default of such nomination and approval, nominated by the Trustee (after consultation with the Company or SSC, as the case may be, where such consultation is not prejudicial to the interests of the Noteholders) for the purpose;

     "BEARER NOTE" means a Note which is for the time being in bearer form;

     "CONDITIONS" means the Terms and Conditions of the Notes set forth in
     Schedule 5 and on the back of the Notes;

     "CONSOLIDATED NET WORTH" has the meaning specified in Condition 13(g);

     "COUPONHOLDERS" means the bearers of Coupons and, in relation to a Coupon, "holder" means the bearer of a Coupon;

     "COUPONS" means the bearer interest coupons for the time being relating to the Bearer Notes in definitive form or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to Condition 16;

     "CURRENT MARKET PRICE" has the meaning specified in Condition 8(C);

     "EVENT OF DEFAULT" means any of the events described in Condition 13;

     "EXCHANGE DATE" has the meaning specified in Condition 8(B);

     "EXCHANGE NOTICE" has the meaning specified in Condition 8(B);

     "EXCHANGE PERIOD" has the meaning specified in Condition 8(A);

     "EXCHANGE PRICE" means the exchange price of the Shares determined in accordance with Condition 8(A)(iii);

     "EXCHANGE RIGHT" has the meaning specified in Condition 8(A)(i);

     "EXTRAORDINARY RESOLUTION" has the meaning set out in paragraph 21 of
     Schedule 3;

     "GLOBAL BEARER NOTE" means the temporary global bearer note for the Bearer Notes in the form or substantially in the form set out in Schedule 2;

     "GROUP" has the meaning specified in Condition 13(a);

     "GUARANTEE" means the guarantee by SSC set out herein;

     "INDEBTEDNESS" has the meaning specified in Condition 13(b);

     "INTEREST PAYMENT DATE" has the meaning specified in Condition 6(A);

     "LIEN" has the meaning specified in Condition 13(f);

     "MANDATORY EXCHANGE DATE" has the meaning specified in Condition 8(E)(i),

     "MERGER" has the meaning specified in condition 13(c);

     "NOTES" means the notes (whether in bearer or registered form) comprising the US$30,000,000 8 percent Senior Exchangeable Notes due 2000 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Notes issued pursuant to Condition 16 and (except for the purposes of Clauses 4(A) and (B)), in relation to the Bearer Notes, the Global Bearer Note;

     "NOTEHOLDER" and, in relation to a Note, "holder" means, in relation to a Bearer Note, the bearer of a Bearer Note and, in relation to a Registered Note, a person in whose name a Registered Note is registered;

     "OUTSTANDING" means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed or in respect of which Exchange Rights have been exercised and which have been cancelled in accordance with the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Notes up to but excluding the date fixed for such redemption and any interest payable under Condition 6 in respect of any period commencing on or after such date) have been duly paid to the relevant Noteholder (or to a person on behalf of such Noteholder) or to the Trustee or to the Principal Paying, Exchange and Transfer Agent as provided in Clause 2(B) and remain available for payment against presentation and surrender of Notes and/or Coupons, as the case may be, (c) those which have become void or those in respect of which claims have become prescribed under Condition 12, (d) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 16, (e) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 16, (f) those which have been purchased and cancelled as provided in Condition 9, (g) those Bearer Notes which have been exchanged for Registered Notes and vice versa and (h) the Global Bearer Note to the extent that it shall have been exchanged for definitive Notes pursuant to its provisions, provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Noteholders, (ii) the determination of how many Notes are outstanding for the purposes of Conditions 13, 14 and 17 and Schedule 3 and (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders, those Notes (if any) which are beneficially held by, or are held on behalf of, the Company or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

     "PAYING, EXCHANGE AND TRANSFER AGENTS" means, in relation to the Notes, the several institutions (including the Principal Paying, Exchange and Transfer Agent) at their respective specified offices referred to in the Conditions or, as the context requires, any of them or, as the context requires, any of them and, in each case, any successor paying, exchange and transfer agent at its specified office;

     "PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT" means, in relation to the Notes, Midland Bank plc of Mariner House, Pepys Street, London EC3N 4DA in its capacity as Principal Paying, Exchange and Transfer Agent and, in each case, any Successor principal paying, exchange and transfer agent at its specified office;

     "PRINCIPAL SUBSIDIARY" has the meaning specified in Condition 13(d);

     "REGISTERED NOTES" means those Notes for the time being in registered form;

     "REGISTRAR" means, in relation to the Notes, Marine Midland Bank in its capacity as the Registrar and, any Successor registrar;

     "RIGHTS" includes rights in whatsoever form;

     "SHAREHOLDERS" means the holders of Shares;

     "SHARES" means common stock par value US$0.01 per Share of SSC or its survivor by reason of the Merger (and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification of such shares);

     "SPECIFIED OFFICE" means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved in writing by the Trustee and notified to the Noteholders pursuant to Clause 11 (A)(vi);

     "STOCK EXCHANGE BUSINESS DAY" has the meaning specified in Condition 8(B);

     "STOCK SPLIT" has the meaning specified in Condition 8(C);

     "SUBSIDIARY" has the meaning specified in Condition 13(e);

     "SUCCESSOR" means, in relation to the Agents, such other or further person as may from time to time be appointed by the Company as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 11
     (A)(vi) and Condition 17;

     "SUNSHINE MINE" has the meaning specified in Condition 11(C);

     "THIS TRUST DEED" means this Trust Deed, including the Schedules and the Conditions as from time to time altered in accordance with this Trust Deed and any other document executed in accordance with this Trust Deed, as from time to time so altered in accordance with this Trust Deed, and expressed to be supplemental to this Trust Deed; and

     "TRUST CORPORATION" means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to carry out the functions of a custodian trustee.

(B)  Construction of certain references: References to:-

     (1) costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

     (2) "U.S. Dollars", "Dollars", "dollars", "US$ and "$" shall be construed as references to the lawful currency for the time being of United States of America;

     (3) any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

     (4) words denoting the singular number only shall include the plural number also and vice versa;

     (5)  words denoting one gender only shall include the other genders;

     (6) words denoting persons only shall include firms and corporations and vice versa;

     (7) any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

     (8) references in this Trust Deed to Clauses and Schedules are references to Clauses of and Schedules to this Trust Deed;

     (9) references to the issue of Shares or other securities or to issued or to be issued Shares or other securities or to Shares or other securities in issue or to the date of issue of any Shares or other securities shall be construed as if the word "allotment" or "allotted" or "allotment" (whichever the context shall require) were substituted for the word or words "issue", "issue" or "in issue" (as the case may be); and

     (10) references to an issue or offer to holders of Shares "as a class" or "by way of rights" shall be taken to be references to an issue or offer to the majority of such holders other than holders to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer.

(C) Definitions in Conditions: Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

(D)  Headings: Headings shall be ignored in c construing this Trust Deed.

(E) Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly.

(F) Enforceability: If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2    Amount of the Notes and covenant to pay

(A) Amount of the Notes: The aggregate principal amount of the Notes which may be authenticated ind delivered under this Trust Deed is limited to US$30,000,000.

(B) Covenant to pay: The Company will by 12 noon (New York time) on any date when the Notes or any of them become due to be redeemed unconditionally pay to or to the order of the Trustee in Dollars -in immediately available funds in New York the principal amount of the Notes becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay to or to the order of the Trustee as aforesaid interest on the principal amount of the Notes outstanding as set out in Conditions 6 and 7, provided that (1) every payment of any sum due in respect of the Notes made to or to the account of the Principal Paying, Exchange and Transfer Agent as provided in the Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or (as the case may be) Couponholders under the Conditions and
     (2) in the event that, upon due presentation of any Note for redemption, payment of principal is improperly withheld or refused, such Note will continue to bear interest as aforesaid until and including the day after the Noteholders have been or are deemed to have been notified, whichever is earlier, of receipt by the Trustee or the Principal Paying, Exchange and Transfer Agent of all sums due in respect of the Notes up to and including that day (except to the extent that there is a failure in the subsequent payment by any Agent to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Noteholders and Couponholders.

(C) Discharge: Subject to Clause 2(D), any payment to be made in respect of the Notes or the Coupons by the Company or the Trustee may be made as provided in the Conditions and any payment so made will to such extent be a good -discharge to the Company or the Trustee, as the case may be in respect of such payment.

(D) Payment after a default: At any time after an Event of Default has occurred and is continuing the Trustee may:-

     (1) by notice in writing to the Company, SSC and the Agents, require the Agents, until notified in writing by the Trustee to the contrary, so far as permitted by any applicable law:-

          (a) to act, thereafter, as Agents of the Trustee under this Trust Deed and the Notes on the term of the Agency Agreement (with consequential amendments as necessary and except that the Trustee's liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes and Coupons and all moneys, documents and records held by them in respect of Notes and Coupons on behalf of and to the order of the Trustee; or

          (b) to deliver all Notes and Coupons and all moneys, documents and records held by them in respect of the Notes and Coupons to the Trustee or as the Trustee directs in such notice, provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

     (2) by notice in writing to the Company require it to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying, Exchange and Transfer Agent or the Registrar.

3    Guarantee

(A) SSC's liability: SSC hereby irrevocably and unconditionally guarantees to the Trustee on behalf of and for the benefit of the Noteholders and the Couponholders the due and punctual payment by the Company of all moneys payable from time to time in respect of the Notes and the Coupons (including, without prejudice to the generality of the foregoing, all additional amounts payable pursuant to Condition 10) and all other moneys payable from time to time under or pursuant to these presents as follows:

     (i) if and whenever the Company shall make default in the payment of any such moneys, SSC shall forthwith upon written demand therefor by the Trustee irrevocably and unconditionally pay to or to the order of the Trustee in Dollars the amount in respect of which such default has been made and any payment so made shall to such extent cure such default by the Company subject as provided in Clauses 2(B), 2(C) and 2(D), the provisions of which Clauses shall apply mutatis mutandis to such payment;

     (ii) as a separate and independent stipulation SSC agrees that any such moneys which may not be recoverable from the Company by reason of any legal limitation, disability or incapacity on or of the Company or any other fact or circumstance shall nevertheless be recoverable from SSC as though the same had been incurred by SSC and SSC were the sole and principal debtor in respect thereof and shall be paid by SSC forthwith upon written demand therefor by the Trustee. SSC shall not be exonerated or discharged from liability by time being given, or any other indulgence or concession being granted, to the Company by the Trustee or by the Noteholders or the Couponholders or any of them or by anything done by the Trustee in exercise of any of the trusts, powers, authorities or discretions vested in it by these presents or by anything which the Noteholders or the Couponholders or the Trustee or any of them may do or omit or neglect to do or by any other dealing or thing which, but for this provision, might operate to exonerate or discharge SSC from its obligations hereunder.

           It is further agreed as a separate and independent stipulation that any sums of money which may not be recoverable from SSC on the basis of a guarantee whether by reason of any legal limitation, disability or any other fact or circumstances and whether or not known to the Trustee or the Noteholders or the Couponholders or any of them shall nevertheless be recoverable from SSC as sole or principal debtor in respect thereof and shall be paid by SSC to the Trustee forthwith upon written demand therefor by the Trustee;

     (iii) the Guarantee shall be a continuing guarantee and accordingly shall remain in operation until all such moneys have been paid or satisfied in full and shall be in addition to and not in substitution for, and shall not be affected by, any other rights which the Trustee or the Noteholders or the Couponholders or any of them may have under or by virtue of these presents and may be enforced without first having recourse to any such rights and without taking any steps or proceedings against the Company;

     (iv) the Trustee may from time to time make any arrangement or compromise with SSC in relation to the Guarantee which the Trustee and SSC may think fit;

     (v) prior to the liquidation of the Company, SSC shall not, without the prior written consent of the Trustee, at any time after default has been made by the Company in the payment of any such moneys and so long as any moneys payable from time to time by SSC in respect of such defaulted moneys remain unpaid, exercise in respect of any amounts paid under the Guarantee any right of subrogation, indemnity or reimbursement or any other right or remedy which SSC may have in respect of or as a result of such payment;

     (vi) in the event of the liquidation of the Company, if any moneys shall then be payable by SSC under the Guarantee, SSC will, until all such moneys payable from time to time in respect of the Notes and the Coupons and a other moneys payable from time to time under or pursuant to these presents have been paid in full, hold the benefit of all its claims against the Company upon trust to pay the same to the Trustee and shall prove for such claims against the Company and SSC hereby irrevocably authorizes; the Company to pay to the Trustee, to the extent that all such moneys payable from time to time in respect of the Notes and the Coupons and all other moneys payable under or pursuant to these presents shall not have been paid in full, all moneys due in respect of such claims;

     (vii) if any payment received by the Trustee or any Noteholder or Couponholder pursuant to the provisions hereof shall be avoided under any laws relating to bankruptcy, insolvency, corporate reorganization or other similar events, such payment shall not be considered as having discharged or diminished the liability of SSC, and the Guarantee shall continue to apply as if such payment had at all times remained owing by the Company and SSC shall indemnify the Trustee and the Noteholders and Couponholders in respect thereof.

(B) No payments by Company: If any moneys shall become payable by SSC under the Guarantee, the Company shall not (save in the event of the liquidation of the Company), so long as such moneys remain unpaid, pay any moneys for the time being due by the Company to SSC.

(C) Consents and authorizations: If at any time any authorization or approval becomes necessary to permit SSC to pay any moneys payable from time to time in respect of the Notes or the Coupons or under or pursuant to these presents in accordance with the terms of these presents as a result of any change in, any change in the official application of, or any amendment to, the laws or regulations of the United States, SSC shall forthwith apply for the necessary authorization and approval and shall provide copies of such application as soon as reasonably practicable to the Trustee. SSC shall provide copies of such authorization and approval to the Trustee as soon as they are obtained.

(D) Application of moneys received by the Trustee: Any amount from time to time received by the Trustee under the Guarantee shall be applied by the Trustee in accordance with the provisions of Clause 6.

(E) Nature of obligations: SSC hereby covenants with the Trustee that the obligations of SSC Under the Guarantee constitute direct, unconditional and unsecured obligations of SSC and rank and will rank senior to all other outstanding unsecured and subordinated obligations of SSC, present and future (including, without limitation, the Convertible Subordinated Reset Debentures due July, 15 2008 issued by SSC but, in the event of the bankruptcy or insolvency of SSC, only to the extent permitted by applicable laws relating to creditors' rights.

4    Form of the Notes

(A) The Global Bearer Note: The Bearer Notes will be represented initially by the Global Bearer Note in the principal amount of US$30,000,000 which will be exchangeable for definitive Bearer Notes in denominations of US$1,000 and US$10,000 each with Coupons attached on issue as set out in the Global Bearer Note. Pending exchange of the Global Bearer Note, its holder will, subject to its provisions, be deemed to be the holder of the definitive Bearer Notes and the Coupons for all purposes save that unless, upon due presentation of the Global Bearer Note for exchange, delivery of Bearer Notes is improperly refused or withheld and such refusal or withholding is continuing at the relevant time, the Global Bearer Note will not confer upon its holder the right to receive interest or to exercise the Exchange Rights.

(B) The definitive Notes: The Bearer Notes and the Coupons will be security printed in accordance with the applicable stock exchange requirements and the Bearer Notes, Coupons, Registered Notes and Global Bearer Note will be in or substantially in the respective forms set out in Schedules 1 and 2 and the Notes will be endorsed with the Conditions. The Registered Notes will be in dominations of US$1,000 each and integral multiplies thereof without Coupons attached. Title to the Registered Notes in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents and Schedule 4.

(C) Signature: The Bearer Notes and the. Coupons will be signed manually or in facsimile by a duly authorized officer of the Company and will be authenticated by or on behalf of the Principal Paying, Exchange and Transfer Agent. The Registered Notes will be signed manually or in facsimile by a duly authorized officer executed under the Common Seal of the Company and will be authenticated by the Registrar. The Company may use the facsimile signature of any person who is at the date of this Trust Deed a duly authorized officer of the Company even if at the time of issue of any Notes and/or Coupons he no longer holds such office. None of the Global Bearer Note, the Notes or the Coupons shall be valid for any purpose unless and until so authenticated (if applicable) and executed.

5    Stamp duties and taxes

(A) Stamp and other duties and taxes: The Company will pay any stamp, issue, registration, documentary or offer similar taxes and duties, including interest and penalties, payable in the United Kingdom and the United States in respect of the creation and original issue and offering of the Notes and the Coupons and the execution or delivery of this Trust Deed. The Company will also indemnify the Trustee, the Noteholders and the Couponholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action properly taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 14 to do so) the Noteholders or the Couponholders to enforce the obligations of the Company under this Trust Deed, the Notes or the Coupons.

(B) Change of taxing jurisdiction: If the Company becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax (other than the United States or any such authority of or in the United States), then the Company will (unless the Trustee otherwise agrees in writing and subject to any required governmental or other consents or approvals) give to the Trustee an undertaking in form satisfactory to the Trustee in terms corresponding to the terms of Condition 10 with the substitution for the references in that Condition to the United States of references to that other territory or authority to whose taxing jurisdiction the Company has become so subject and in such event this Trust Deed, the Notes and the Coupons will be construed accordingly.

6    Application of moneys received by the Trustee

     Declaration of trust: All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Company, be held by the Trustee upon trust to apply them in accordance with the provisions of the Notes and this Trust Deed:-

     first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

     secondly, in payment of any principal and interest and all other sums owing in respect of the Notes and the Coupons pari passu and rateably; and

     thirdly, in payment of the balance (if any) to the Company for itself.

     Without prejudice to this Clause 6, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Notes or Coupons which have become void or in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the above trusts.

7    Covenant to comply with provisions

(A) Compliance with this Trust Deed: Each of the Company and SSC hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Company, SSC, the Noteholders and the Couponholders. The Trustee shall be entitled to enforce its rights and the obligations of the Company under the Notes, the Coupons and the Conditions and the same shall be deemed to be set out and contained in, and shall form part of, this Trust Deed. The Schedules shall also form part of this Trust Deed and have effect in the same manner as if herein set forth

(B) When Trustee required to act: The Trustee is hereby authorized and it is declared that the Trustee shall be entitled to assume without enquiry (in the absence of express written notice to the Trustee from the Company or SSC, as the case may be, to the contrary) that the Company and SSC are duly performing and observing all its obligations under, and all covenants and provisions contained in this Trust Deed, the Notes and the Coupons and on its part to be performed and observed. Notwithstanding knowledge by or notice to the Trustee of any breach of any such obligation, covenant or provision, it shall be in the discretion of the Trustee whether or not to take any action or proceedings to enforce the performance thereof and the Trustee shall not be bound to enforce the same or any of the covenants or provisions of these presents unless and until, in any of such cases (but subject to Condition 13). the Trustee is directed to do so by an Extraordinary Resolution or in writing by the holders of at least one-quarter part in principal amount of the Notes for the time being outstanding, and then only if the Trustee shall be indemnified to its satisfaction against all actions, proceedings, costs, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

8    Exchange

(A) Rights of exchange: The holder of each Note will have the right, subject to the Conditions and in accordance with the provisions of Condition 8, to exchange such Note into Shares, credited as fully paid and non-assessable.

(B) Adjustment of Exchange Price: Upon the happening of any event on which the Exchange Price is to be adjusted in accordance with the Conditions, the Exchange Price shall be adjusted in relation to subsequent exchanges of the Notes as follows:

     (i) If and whenever there shall be an alteration to the number of the Shares as a result of consolidation, reclassification or subdivision of the Shares, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such alteration by the following fraction:-

                                        A
                                        -
                                        B

     where:

     A    is the number of Shares in issue immediately after such alteration;
          and

     B    is the number of Shares in issue immediately before such alteration.

     Such adjustment shall become effective on the date the alteration takes effect.

     (ii) If and whenever SSC shall issue any Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account and capital redemption reserve), or may make any Stock Split the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue by the following fraction:-

                                        A
                                        -
                                        B

     where:

     A is the aggregate nominal amount of the issued Shares immediately before such issue; and

     B is the aggregate nominal amount of the issued Shares immediately after such issue.

     Such adjustment shall become effective on the date of such issue.

     (iii) If and whenever SSC shall issue Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights securities (including options, warrants and other rights) carrying rights to subscribe for or purchase any Shares, in each case at a price per Share which is less than the Current Market Price per Share on the dealing day last preceding the date on which the terms of such issue or grant are publicly announced, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue or grant by the following fraction:-

                                     A + B
                                     -----
                                     A + C

     where:

     A is the number of Shares in issue immediately before such announcement;

     B is the number of Shares which the aggregate consideration receivable for the Shares so issued, or for the maximum number of Shares to be issued upon exercise in full of such rights, would purchase at such Current Market Price per Share; and

     C     is the number of Shares so issued or such maximum number of Shares.

     Such adjustment shall become effective on the date of such issue or grant.

     (iv) If and whenever SSC shall issue any securities (other than Shares and any securities, options, warrants or other rights referred to in paragraph (iii) of this Clause 8(B)) to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights securities (including options, warrants and other rights) carrying rights to subscribe for or purchase any securities (other than Shares and any securities, options, warrants or other rights referred to in such paragraph (iii)) or the distribution by SSC of assets, cash or other property to Shareholders (other than usual annual or interim dividends in cash), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue or grant by the following fraction:-

                                      A-B
                                      ---
                                       A

     where:

     A is the Current Market Price per Share on the dealing day last preceding, the date on which the terms of such issue or grant are publicly announced; and

     B is the fair market value on the date of such announcement, as determine in good faith by a merchant bank in London of international repute acting as an expert, appointed by SSC and approved in writing by the Trustee or, in default of such appointment or in the absence of such, approval, appointed by the Trustee, of the portion of the rights attributable to one Share.

     Such adjustment shall become effective on the date of such issue or grant.

     (v) If and whenever SSC or (at the direction or request of or pursuant to any arrangements with the Company or any Subsidiary), the Company, any Subsidiary or any other company, person or entity (otherwise than as mentioned in paragraph (iii) or (iv) of this Clause 8(B)) shall issue or grant wholly for cash or for no consideration any securities (other than the Notes but including options, warrants and other rights) carrying rights of conversion into, or exchange or subscription for, Shares, or securities which by their terms might be redesignated as Shares or so as to carry rights of conversion into, or exchange or subscription for Shares, where the consideration per Share receivable upon exercise of such rights or upon such redesignation is less than the Current Market Price per Share on the dealing day last preceding the date on which the terms of such issue or grant are publicly announced, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue or grant by the following fraction:

                                     A + B
                                     -----
                                     A + C

     where:

     A is the number of Shares in issue immediately before such issue or grant;

     B is the number of Shares which the aggregate consideration receivable for the maximum number of Shams to be issued upon exercise in full of such rights, or arising from such redesignation, would purchase at such Current Market Price per Share; and

     C is the maximum number of Shares to be issued upon exercise in full of such rights at the initial conversion, exchange or subscription price or rate or to arise upon such redesignation.

     Such adjustment shall become effective on the date of such issue or grant.

          (vi) If SSC (after consultation with the Trustee) or the Trustee (after consultation with SSC determines that an adjustment should be made to the Exchange Price as a result of one or more events or circumstances not referred to in paragraphs (i) to (v) of this Clause 8(B) (even if the relevant event or circumstance is specifically excluded from the operation of those paragraphs or any of them) SSC, shall, at its own expense and acting reasonably, request the Auditors, acting as experts, to determine as soon as practicable what adjustment (if any) to the Exchange Price is fair and reasonable to take account of such event or circumstance and the date on which such adjustment should take effect, and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, but so that an adjustment shall only be made pursuant to this sub-paragraph (vi) if the Auditors are so requested to make such a determination not more than 21 days after the occurrence of the relevant event or circumstance.

          Provided that where the circumstances giving rise to any adjustment pursuant to this Clause 8(B) have already resulted or will result in an adjustment to the Exchange Price or where the circumstances giving rise to any adjustment arise by virtue of any other circumstances which have already given or will give rise to an adjustment to the Exchange Price, such modification (if any) shall be made to the operation of the provisions of this Clause 8(B) as may be advised by the Auditors, acting as experts, to be in their opinion appropriate in order to give the intended effect.

     (C) Calculation of consideration receivable: For the purpose of any calculation of the consideration receivable pursuant to paragraphs
          (iii) and (v) of Clause 8(B), the following provisions shall apply:-

          (i) the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash received or receivable by SSC, provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by SSC for any underwriting of the issue or otherwise in connection therewith;

          (ii) the aggregate consideration receivable for Shares to be issued upon the exercise of rights of exchange or subscription shall be the consideration received or receivable by SSC which is attributed by SSC to such rights or, if no part of such consideration is so attributed or the Trustee so requires by notice in writing to SSC, the fair market value of such rights as at the date on which the terms of issue of the relevant securities (including options, warrants and other rights) are publicly announced (as determined in good faith by an independent merchant bank in London of international repute, acting as an expert, appointed by SSC, and approved in writing by the Trustee or, in default of such appointment or in the absence of such approval, appointed by the Trustee) plus the additional consideration to be received by SSC as a consequence of such exercise, such additional consideration to be the amount (including any premium) to be treated by SSC as paid up on the Shares or other securities arising from such exercise (the consideration in all such cases to be determined subject to the proviso in paragraph (i) of this Clause 8(C); and

          (iii) the consideration per Share receivable upon the exercise of rights, exchange or subscription shall be the aggregate consideration referred to in paragraph (ii) of this Clause 8(C), converted into Dollars if such consideration is expressed in a currency other than Dollars at such rate of exchange as may be determined in good faith by an independent merchant bank in London of international repute, acting as an expert, appointed by SSC and approved in writing by the Trustee or, in default of such appointment or in the absence of such approval, appointed by the Trustee, to be the spot rate ruling at the close of business on the date on which the terms of issue of the relevant securities (including options, warrants and other rights) are publicly announced, divided by the number of Shares to be issued upon such exercise at the initial conversion, exchange or subscription price or rate.

     (D) Post-record date adjustments: If the Exchange Date in relation to any Note shall be after the record date for any such issue, grant or offer as is mentioned in Clause 8(B), but before the relevant adjustment becomes effective under Clause 8(B), SSC shall (conditional upon such adjustment becoming effective) procure that there shall be issued to the exchanging Noteholder or in accordance with the instructions contained in the Exchange Notice (subject to any applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on exchange of the relevant Note, is equal to the number of Shares which would have been required to be issued on exchange of such Note if the relevant adjustment (more particularly referred to in such paragraphs) to the Exchange Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Exchange Date or of the date of issue of Shares if adjustment results from the issue of Shares and certificates for such Shares (if the Shares are in certificated form as defined in Clause 10) will be despatched within such period of one month.

(E)  No adjustment

     Notwithstanding the provisions of this clause 8 the Exchange Price will not, be (i) adjusted by reason of the Merger other than pursuant to the provisions of Condition 8(A)(iv) or (ii) reduced as a result of any such adjustment, and the Company covenants not to take any action, if, after giving effect thereto, the Exchange Price would be reduced to such an extent that, under applicable law then in effect, Notes may not be exchanged at such reduced Exchange Price for legally issued, fully paid and non-assessable Shares. No adjustment will be made where such adjustment would be less than 5 percent of the Exchange Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Exchange Price, if not an integral multiple of one cent shall be rounded down to the nearest one cent.

(F) The Company shall give sufficient notice to the Trustee to enable it to comply with its obligation under Condition 8(A)(iv) to give notice to the Noteholders of any reset of the Exchange Price pursuant to Condition 17.

9    Exchange on redemption and mandatory exchange

(A) (i) Exchange by Trustee: The Trustee may, at its absolute discretion and without any responsibility for any loss occasioned thereby, within the period commencing on the date six Business Days prior to, and ending at the close of business in New York prior to the date fixed for redemption from time to time of any of the Notes (including any redemption under Condition 9(A), (B) or (C) but subject as aforesaid), elect by notice in writing to the Company and SSC to exchange the aggregate number of Notes due for redemption on such date fixed for redemption and in respect of which Exchange Rights have not been exercised by Noteholders ("Unexercised Notes") into Shares at the Exchange Price applicable at such redemption date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by an independent merchant bank that the net proceeds of an immediate sale of the Shares arising from such exchange, disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon, would be likely to exceed by 5 percent or more the amount of redemption moneys and interest which would otherwise be payable in respect of interest accrued since the Interest Payment Date last immediately preceding such redemption date or, if such date falls on or before the first Interest Payment Date, since the Closing Date in respect of such Unexercised Notes.

     (ii) Allotment of Shares to Trustee: SSC undertakes to allot, within 10 Business Days after the relevant date fixed for redemption, to the Trustee on behalf of the holders of the Unexercised Notes so exchanged as of the relevant redemption date the Shares required to be allotted pursuant to Clause 9(A) and to deliver, within 15 Business Days after such Shares, in New York to the Trustee.

     (iii) Sale of Shares by Trustee: The Trustee shall, subject to applicable law, on behalf of the holders of the Unexercised Notes, arrange for the sale of the Shares issued on such exchange of the Unexercised Notes as soon as practicable and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with that allotment and sale thereof) the net proceeds of sale together with accrued interest payable under Condition 8(B)(iv) (if any) in respect of such Unexercised Notes (if any) shall be held by the Trustee and distributed rateably to the holders of such Unexercised Notes against due presentation of such Unexercised Notes in accordance with Condition 7. The amount of such net proceeds of sale shall be treated for all purposes as the full amount due by the Company in respect of the Unexercised Notes (for this purpose treating any Coupon expressed to be payable on the date fixed for redemption of such Notes as an unmatured Coupon).

(B)  (i)   In the event the Company elects to exercise its right of mandatory exchange under Condition 8(E)(i) the Company shall, not less than 30 and not more than 60 calendar days prior to the Mandatory Exchange Date, cause written notice of the Mandatory Exchange Date to be given to the Trustee, the Paying Agents, the Exchange Agents and the holders of the Notes (in accordance with Condition 17 (such notice to include a statement of the consequences of failure on the part of the Noteholders to perform the obligations specified in Condition 8(E)). Following such notice, each of the Noteholders will be required on or before the Mandatory Exchange Date to deliver or procure delivery of its Notes together with a duly completed Exchange Notice to the specified office of any Exchange Agent, during its usual business hours for such purposes and perform together with the Company and SSC, the obligations applicable to it on exchange specified in Condition 8.

     (ii) If any Noteholder with respect to whose Notes mandatory exchange (pursuant to Condition 8) is to take place shall fail to perform its obligations specified in Condition 8 or shall have a registered address in any territory where, in the absence of any registration statement or other special formalities or legal requirements, the issue, allotment, transfer or delivery of the Shares arising on mandatory exchange in the reasonable opinion of the Trustee, is or could be unlawful or impracticable, subject to applicable law, the Trustee shall make arrangements for the sale of such Shares to a third party at the best consideration reasonably obtainable by the Trustee and pay to such Noteholder the consideration received by the Trustee in respect of such Shares (after any deduction required to reimburse any reasonable and proper expenses incurred in arranging any such sale or any taxes payable in connection therewith arising solely as a result of the Noteholder's failure to perform its obligations under Condition 8(E)).

10   Covenants relating to exchange

(A) SSC hereby undertakes to and covenants with the Trustee that so long as any Exchange Right remain exercisable, it will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the Trustee's opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:-

     (i) Issue and ensure sufficient share capital: issue Shares to Noteholders on the exercise of Exchange Rights in accordance with the Conditions and at all times keep available for issue free from pre-emptive rights out of its authorized but unissued capital such number of Shares as would enable the Exchange Rights and all other rights of subscription and exchange for and exchange into Shares to be satisfied in full;

     (ii) Limited modification of rights: not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favorable than the rights attaching to the Shares;

     (iii) Restricted action: not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the exchange of Notes, Shares would have to be issued at a discount or otherwise could not, under any applicable law then in effect, be legally issued as fully paid;

     (iv) Notice of adjustment to Exchange Price: simultaneously with the announcement of the terms of any issue or grant referred to in paragraph (i), (ii) or (iii) or (iv) of Clause 8(B) and the announcement of any proposed modification referred to in paragraph
           (iv) of Clause 8(B) give notice to the Noteholders in accordance with Condition 17 advising them of the date on which the relevant adjustment to the Exchange Price is likely to become effective and of the effect of exercising their rights of exchange pending such date;

     (v) Officers' certificate on adjustment of Exchange Price: upon the happening of an event as a result of which the Exchange Price will be adjusted pursuant to this

            Trust Deed as soon as reasonably practicable deliver to the Trustee a certificate signed by two duly authorized officers of SSC on behalf of SSC setting forth brief particulars of the event, the adjusted. Exchange Price, the date on which such adjustment takes effect and such other particulars and information as the Trustee may reasonably require;

     (vi) Consolidation: in the event that SSC consolidates with or merges into any Person or sells, leases, conveys, transfers or otherwise disposes of its properties or assets as an entirety or substantially as an entirety to any Person, and as a result of such transaction the Shares are no longer traded on the NYSE or an Alternative Stock Exchange, then subject to compliance with applicable law, each Noteholder may require the Company to redeem his or its outstanding Notes at 100 percent of the principal amount, plus accrued and unpaid interest thereon;

     (vii) No Liens over shares in Company: will not create or permit to subsist any Lien relating to or over the shares of the Company, held or beneficially owned by SSC;

     (viii) File Registration Statement: to the extent SSC and its counsel determine it is required because an Exemption from registration is not available, file with the Securities and Exchange Commission on or before June 30, 1996, and keep effective a Registration Statement in such form as SSC determines to be appropriate in respect of the registration of the Shares to be issued pursuant to the Exchange Rights to U.S. persons and any subsequent resale of such Shares to U.S. persons; and

     (ix)   Maintain Listing:

            (a) to maintain a listing for all the issued Shares on the NYSE, it being understand that if SSC is unable to obtain or maintain such listing of Shares, it will obtain and maintain a listing for all the Shares issued on the exercise of the Exchange Rights on any other stock exchange or authorized for quotation on NASDAQ or by the National Quotation Bureau Incorporated (each an "Alternative Stock Exchange") as SSC may from time to time (with the written consent of the Trustee) determine and will forthwith give notice to the Noteholders in accordance with Condition 17 of the listing, de-listing or quotation or lack of quotation of the Shares (as a class) by any such Alternative Stock Exchange; and

            (b) procure that the Company maintains a listing of the Notes on the Luxembourg Stock Exchange.

(B)  Undertakings by the Company -

           Whilst any Exchange Right remains exercisable, the Company will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee's opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

     (i) not incur, create, assume or guarantee any Indebtedness other than the Notes;

     (ii) not create or permit to subsist any Lien or other encumbrance or security interest over or otherwise dispose, sell or transfer any of its assets, revenues, undertaking or property including, without limitation, its interest in the Sunshine Mine;

     (iii) maintain a listing for the Notes on the Luxembourg Stock Exchange;
           and

     (iv) in the event that either an Additional Amount or Shares equal thereto are payable pursuant to Condition 6(B), notify the Trustee of the Additional Amount payable or the Shares to be issued no later than the 2 Business Days after the Anniversary Date (as defined in Condition 6(B)).

11   Covenants

(A) So long as any Note is outstanding, the Company will and SSC will procure that the Company will:-

     (i) Books of account: keep, and procure that its Principal Subsidiaries keep, proper books of account and, at any time after the occurrence of an Event of Default or if the Trustee has reasonable grounds to believe that any such event has occurred, so far as permitted by applicable law, allow, and procure that each of its Principal Subsidiaries will allow, the Trustee and anyone appointed by it to whom the Company and/or the relevant Principal Subsidiary has no reasonable objection, access to the books of account of the Company and/or the relevant Principal Subsidiary respectively at all reasonable times during normal business hours, provided that nothing in this Clause 11(A) shall oblige the Company or any of its Principal Subsidiaries to disclose confidential information concerning customers;

     (ii) Notice of Events of Default: notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default;

     (iii) Information: so far as permitted by applicable law, give to the Trustee such information as it reasonably requires for the performance of its functions;

     (iv) Financial statements etc.: send to the Trustee four copies of every consolidated balance sheet, profit and loss account, report and notice of general meeting and every other document issued or sent to
            - its shareholders, stockholders or creditors generally together with any of the foregoing, and every document issued or sent to holders of listed securities other than its shareholders (including the Noteholders) or its creditors generally and in its or their capacity as such, at the time of issue thereof or as soon is practical thereafter;

     (v) Officers' certificate concerning Events of Default: send to the Trustee, within 14 days after its annual audited consolidated balance sheet and profit and loss account being made available to its members, and also within 14 days after any request by the Trustee a certificate signed by two duly authorized officers of the Company on behalf of the Company to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Company as at a date (the "Certification Date") being not more than five days before the date of the certificate no Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it together with a list of Subsidiaries which are Principal Subsidiaries of the Company and details of its Consolidated Net Worth as at the date of such certificate;

     (vi) Notices to Noteholders: send to the Trustee before the date of publication a copy of the form of each notice to the Noteholders to be published in accordance with Condition 17 and upon publication two copies of each notice so published (such notice to be in a form approved in writing by the Trustee);

     (vii) Further acts: so far as permitted by applicable law, do all such further things as may be necessary in the reasonable opinion of the Trustee having regard to the interests of Noteholders to give effect to this Trust Deed;

     (viii) Notice of late payment: forthwith upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Principal Paying, Exchange and Transfer Agent or the Trustee of any sum due in respect of the Notes or Coupons made after the due date for such payment;

     (ix) Change in Agents: give not less than 14 days' prior notice to the Noteholders of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office or, if later, notice as soon as reasonably practicable after becoming aware thereof and not make any such appointment or removal without the written approval of the Trustee;

     (x) Notes held by the Company etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Company signed by any two duly authorized officers on behalf of the Company setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of the Company or its Subsidiaries and which had not been cancelled; and

     (xi) Early redemption: give prior notice to the Trustee of any proposed redemption pursuant to Condition 9(B) or 9(C), make drawings (if appropriate) and redeem Notes accordingly.

(B) Covenants by SSC: SSC hereby covenants with the Trustee in the terms of Clauses 11.1(i), (ii), (iii), (iv), (v) and (vii) as if references to the Company therein were references to SSC.

12   Remuneration and indemnification of the Trustee

(A) Normal remuneration: So long as any Note is Outstanding the Company (failing which SSC will pay to the Trustee by way of remuneration for its services as Trustee such fees as have been previously provided in writing to the Company or as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this deed and shall be payable on such dates as may be agreed between the Company and the Trustee.

(B) Extra remuneration: At any time after the occurrence of an Event of Default or if the Trustee finds it expedient in the interests of Noteholders or necessary, or is requested by the Company or SSC, to undertake duties which the Trustee and the Company or SSC, as the case may be, agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Company (failing which SSC will pay such additional remuneration as may be agreed between them or, failing agreement as to any of the matters in this Clause 12(B) (or as to such sums referred to in Clause 12(A)), as determined by a merchant bank in London of international repute, acting as an expert, selected by the Trustee and approved by the Company or, in the absence of such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such merchant bank being shared equally between the Trustee and the Company. The determination of such merchant bank will, in the absence of manifest error, be conclusive and binding on the Company, the Trustee, SSC, the Noteholders and the Couponholders.

(C) Expenses: The Company (failing which SSC) will also pay or discharge all reasonable costs, charges, liabilities and expenses incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and traveling expenses and any stamp, registration, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings brought by the Trustee against the Company for enforcing any obligation under this Trust Deed, the Notes or the Coupons.

(D) Payment of expenses: all such reasonable costs, charges, liabilities and expenses incurred and payments made by the Trustee reasonably necessary in relation to the preparation and execution of this Trust Deed and in the lawful performance of its functions under this Trust Deed will be payable or reimbursable by the Company (failing which SSC) within 14 days of demand by the Trustee and:-

     (1) in the case of payments made by the Trustee prior to such demand will (if not paid within 14 days of such demand) carry interest from and including the date on which the demand is made at the rate of two percent. per annum over the base rate of Marine Midland Bank for the time being; and

     (2) in all other cases will carry interest at such rate from and including the thirtieth day after the date on which the demand is made or (where the demand properly specifies that payment is to be made on an earlier date) from and including such earlier date.

(E) Indemnity: The Company (failing which SSC) will, subject to Clause 14, indemnify the Trustee in respect of all liabilities and expenses properly incurred by it in the proper fulfilment of its obligations under this Trust Deed or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions in the fulfilment of its obligations under this Trust Deed and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or properly incurred in disputing or defending any of the foregoing) which any of them may properly incur or which may be made against any of them arising out of or in relation to or in connection with its appointment or the exercise of its functions, provided that such indemnity shall not extend to any such loss, liability, cost, claim, action, demand or expense incurred or suffered by any agent or delegate appointed by the Trustee in connection with the performance of its functions hereunder in the event of gross negligence or wilful default of such agent or delegate.

(F) Provisions continuing: The provisions of Clauses 12(C), 12(D) and 12(E) will continue in full and effect in relation to the Trustee even if it may have ceased to be Trustee.

13   Provisions supplemental to the Trustee Act 1925

     By way of supplement to the Trustee Act 1925 and subject to Clause 14 it is expressly declared as follows:

(A) Advice: In performing its duties hereunder, the Trustee may act on the opinion or advice of, or information obtained from, any expert and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

(B) Trustee to assume due performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default has occurred and, until it has actual written knowledge to the contrary, the Trustee may assume that no such event has occurred.

(C) Resolutions of Noteholders: The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Noteholders or the Couponholders.

(D) Officers' certificate: The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate signed by any two authorized officers of the Company or SSC on behalf of the Company or SSC (including any calculation of the Consolidated Net Worth of SSC) as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by it failing to do so or by it acting or not acting on any such certificate.

(E) Deposit of documents: The Trustee may deposit this Trust Deed and any other documents in any part of the world with any banker or banking company or entity whose business includes undertaking the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums to be paid on account of or in respect of any such deposit, provided that, unless in the opinion of the Trustee it is required in connection with the enforcement of any obligation of the Company or SSC under this Trust Deed, the Notes or the Coupons or otherwise in connection with the performance of the duties of the Trustee hereunder or thereunder or unless it comprises the holding or placing of such documents in the United Kingdom, the Trustee may not take any such action if a liability to stamp duty or other duties or taxes would thereby arise.

(F) Discretion of Trustee: Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise.

(G) Delegation: Whenever it considers it expedient in the best interests of the Noteholders the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions including to any agent employed and paid by it. If the Trustee exercises reasonable care in the selection of such delegate, it will not be under any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate. Notwithstanding the general power of delegation in this Clause 13(G) the Trustee may not delegate the right to give any notice under Condition 13 that the Notes are immediately due and repayable unless prior to such delegation the Trustee provides to the Company and SSC confirmation in writing that the Trustee has been advised by its legal advisers that it should delegate that right (with or without any other rights, trusts, powers, authorities and discretions) to another person or fluctuating body of persons because of the conflict of interest or possible conflict of interest and/or other similar circumstances which the Trustee might face, or be subjected to, as the Trustee of this Trust Deed if it were not to delegate that right.

(H) Forged Notes: The Trustee will not be liable to the Company, SSC or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and later found to be forged or not authentic.

(I) Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential financial, price sensitive or other information made available to the Trustee by the Company or SSC and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(J) Determinations conclusive: As between itself and the Noteholders and Couponholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee, the Noteholders and the Couponholders.

(K) Currency conversion: Subject as provided in this Trust Deed, where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Company, SSC, the Noteholders and the Couponholders.

(L) Events of default: The Trustee may determine whether or not a default in the performance or observance by the Company or SSC of any obligation is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Noteholders or has a material adverse effect on the Company's or SSC's ability to perform or comply with any of its obligations under this Trust Deed, the Notes or the Coupons. Any such determination will be conclusive and binding upon the Company, SSC, the Noteholders and the Couponholders.

(M) Payment for and delivery of Notes: The Trustee will not be responsible for the receipt or application by the Company of the proceeds of the issue of the Notes, the exchange of the Global Bearer Note for the definitive Notes or the delivery of definitive Notes to the persons entitled to them.

(N) Notes held by the Company etc.: In the absence of actual knowledge in writing to the contrary, the Trustee may assume without enquiry that no Notes are for the time being held by or on behalf of the Company, SSC or any of its Subsidiaries.

(O) Interests of Noteholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorization of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 17(B) or 17(C) or any modification made pursuant to Clause 17(A)), the Trustee shall have regard to the interests of the Noteholders as a class and in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim from the Company, SSC or the Trustee or any other person, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Noteholders or Couponholders except to the extent provided for in Condition 10 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.

(P) No responsibility for values etc.: The Trustee shall not at any time be under any duty or responsibility to any Noteholders to determine whether any facts exist which may require any adjustment to the Exchange Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of any Shares or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Note, and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to make available or deliver any Shares or share certificates or other securities or property or make any payment upon the exercise of the Exchange Right in respect of any Note or of the Company to comply with any of the provisions contained in this Trust Deed.

14   Trustee liable for gross negligence

     Nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any gross negligence, bad faith, default, breach of duty or breach of trust of which it may be liable.

15   Waiver and proof of default

(A) Waiver: The Trustee may agree, without the consent of the Noteholders or Couponholders to any modification (subject to certain exceptions) of, or to the waiver or authorization of any breach or proposed breach of, any of the Conditions or any of the provisions of this Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or Couponholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

(B) Proof of default: If it is proved that, as regards any specified Note or Coupon the Company made default in paying any sum due to the relevant Noteholders or Couponholder, such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or (as the case may be) Coupons which are then payable.

16   Trustee not precluded from entering into contracts

     Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Note or Coupon or any shares or securities of the Company or any of its Subsidiaries, holding or associated companies with the same rights as it would have had if the Trustee were not Trustee or from entering into or being interested in any contracts or transactions with the Company or any of its Subsidiaries, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the

     Company or any of its Subsidiaries, holding or associated companies and will not be liable to account for any profit.

17   Modification and substitution

(A) Modification: The Trustee, the Company and SSC may mutually agree. without the consent of the Noteholders or Couponholders, to any modification to the Conditions, the Notes, the Coupons or any other provisions of this Trust Deed which in its opinion is of a formal, minor or technical nature, or which is made to correct a manifest error. The Trustee, the Company and SSC may also mutually agree to any modification to the Conditions, the Notes, the Coupons or any other provisions of this Trust Deed which is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 19 of Schedule 3. Any such modification permitted by this Clause 17(A) shall be binding upon the Noteholders and Couponholders.

(B)  Substitution:

     (1) Substitution by Substituted Obligor: The Trustee may, without the consent of the Noteholders or Couponholders, agree to the substitution of a Subsidiary or a holding company of the Company or any Subsidiary of such holding company (the "Substituted Obligor") in place of the Company (or of any previously substituted company under this Clause 17(B)) as the principal debtor under this Trust Deed, the Notes and the Coupons, provided that:-

          (a) a trust deed is executed or some other form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons, including the Exchange Rights, with any consequential amendments which the Trustee may reasonably deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and Coupons as the principal debtor in place of the Company;

          (b) where the Substituted Obligor is subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax (the "Substituted Territory") other than the taxing jurisdiction of any territory to which (or to any such authority of or in which) the Company is subject generally (the "Company's Territory"), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner reasonably satisfactory to the Trustee in terms corresponding to the terms of Condition 10 with the substitution for the references in that Condition to the Company's Territory of references to the Substituted Territory and in such event the Trust Deed, the Notes and the Coupons will be read accordingly;

          (c) if any two authorized officers of the Substituted Obligor certify on behalf of the Substituted Obligor that it will be solvent immediately after such substitution, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare them with those of the Company;

          (d) the Company and the Substituted Obligor comply with such other requirements, as the Trustee may direct in the interests of the Noteholders; and

          (e) any other documentation requested by the Trustee, including an opinion of counsel which it deems appropriate.

          In the case of any such substitution, the Trustee may agree, without the consent of the Noteholders and the Couponholders, to a change of law governing the Notes, the Coupons and/or the Trust Deed provided that such change would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders.

     (2) Release of substituted company: Any such agreement by the Trustee pursuant to this Clause 17(B) will, if so expressed, operate to release the Company (or any such previously substituted company under this Clause 17(B)) from any or all of its obligations under this Trust Deed, the Notes and the Coupons. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given by the Company to the Noteholders.

     (3) Completion of substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and on the Notes and Coupons as the principal debtor in place of the Company (or of any previously substituted company under this Clause 17(B)) and this Trust Deed, the Notes and the Coupons will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

(C) (a) The Trustee may, without the consent of the Noteholders or the Couponholders, but so as to bind the Noteholders and the Couponholders, agree with the Company and SSC to the substitution of any Subsidiary or holding company of SSC or any subsidiary of such holding company (the "Substituted Guarantor") in place of SSC (or of any previous substitute under this Clause 17(B)) as the guarantor of the obligations of the Company (or any previous substitute under Clause 17(C) under these presents guaranteed by SSC (or if any previous substitute under this Clause 17(C) under these presents, provided that:

          (i) the Trustee is satisfied that such substitution is not materially prejudicial to the interests of the Noteholders;

          (ii) a trust deed is executed or some other form of undertaking is given by the Substituted Guarantor to the Trustee, in a form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of this Trust Deed, the Notes and the Coupons binding on SSC with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Guarantor had been named in these presents as the guarantor of such obligations of the Company (or of any previous substitute under Clause 17(B)) in place of SSC (or of any previous substitute under this Clause 17(C);

          (iii) where the Substituted Guarantor is subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax (for the purpose of this Clause 17(C), the "SUBSTITUTED TERRITORY") other than the taxing jurisdiction of any territory to which (or to any authority of or in which) SSC (or any previous substitute under this Clause 17(C) is subject generally (for the purpose of this Clause 17(C), the "EXISTING TERRITORY"), the Substituted Guarantor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in term corresponding to the terms of Condition 10 with the substitution for the references in that Condition to the Existing Territory of references to the Substituted Territory and in such event this Trust Deed, the Notes and the Coupons will be read accordingly;

          (iv) if any two authorized officers of the Substituted Guarantor certify on behalf of the Substituted Guarantor to the Trustee that it will be solvent immediately after such substitution, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Guarantor or compare them with those of SSC (or of any previous substitute under this Clause 17(C)); and

          (v) the Company (and any previous substitute under Clause 17(B)), SSC and the Substituted Guarantor (and any previous substitute under this Clause 17(C)) comply with such other requirements as the Trustee may direct in the interests of the Noteholders.

                 In the case of such substitution, the Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of law governing these presents provided that such change would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders. Any such substitution as is permitted by this Clause 17(C) shall be binding upon the Noteholders and the Couponholders.

     (b) Release of existing obligor: Any such agreement by the Trustee pursuant to this Clause 17(C) will, if so expressed, operate to release SSC (or any such previous substitute) from any or all of its obligations under this Trust Deed save with respect to its obligations relating to the exchange of Notes for Shares. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given by the Substituted Guarantor to the Noteholders in accordance with Condition 17 as soon as practicable.

     (c) Completion of substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Guarantor will be deemed to be named in this Trust Deed as the guarantor of the obligations aforesaid of the Company (or of any previous substitute under Clause 17(B)) in place of SSC (or of any previous substitute under this Clause 17(C) and this Trust Deed will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

18   Appointment, retirement and removal of the Trustee

(A) Appointment: The Company will have the power of appointing any new Trustee but no person will be so appointed unless previously approved by an Extraordinary Resolution of Noteholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Company to the Noteholders as soon as practicable.

(B) Retirement and removal: Any Trustee may retire at any time on giving not less than three months notice in writing to the Company without giving any reason and without being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee, provided that the retirement or removal of any sole Trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole Trustee gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause 18(B), it will use all reasonable endeavors to procure that another trust corporation be appointed as Trustee.

(C) Co-Trustees: The Trustee may, notwithstanding Clause 18(A), by notice in writing to the Company, appoint anyone to act as an additional Trustee jointly with the Trustee:

     (a) if the Trustee considers such appointment to be in the interests of the Noteholders and/or the Couponholders;

     (b) for the purpose of conforming with any legal requirement. restriction or condition in any jurisdiction in which any particular act is to be performed; or

     (c) for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Company of either a judgment already obtained or any of the provisions of this Trust Deed.

     Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it think fit. The Trustee may by notice in writing to the Company and such person remove any person so appointed. At the request of the Trustee, the Company will do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

(D) Competence of a majority of Trustees: If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee's functions.

19   Couponholders

(A) Notices: Neither the Trustee nor the Company need give any notice to the Couponholders and the Couponholders will be deemed to have notice of the contents of any notice given to the Noteholders.

(B) Noteholders assumed to hold Coupons: Even if it has notice to the contrary, whenever the Trustee is required to exercise any of its functions by reference to the interests of the Noteholders, the Trustee will assume that each Noteholder is the holder of all Coupons relating to each Note of which he is the bearer.

20   Enforcement

     No holder of any Note or Coupon shall have any right to institute any proceeding judicial or otherwise, with respect to, this Trust Deed, or for the appointment of a receiver or trustee or for any other remedy hereunder. unless:

     (a) such holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the holders of not less than 25 per cent, in principal amount of the Outstanding Note shall have made written request to or an Extraordinary Resolution has directed the Trustee to institute proceeding in respect of such Event of Default in its own name as Trustee hereunder;

     (c) the Trustee has been given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 30 day period by the holders of a majority in principal amount of the Outstanding Notes;

     it being understood and intended that no one or more holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Trust Deed to affect, disturb or prejudice the rights of any other holders of Notes or to obtain or seek to obtain priority or preference over any other holders or to enforce any right under this Trust Deed, except in the manner herein provided and for the equal and ratable benefit of all the holders of Notes and/or Coupons.

21   Termination, Satisfaction and Discharge of the Trust Deed

     This Trust Deed shall cease and be of no further effect and the Trustee shall, upon the request and cost of the Company, execute proper documents acknowledging the termination, satisfaction and discharge of this Trust Deed, when none of the Notes are Outstanding.

22   Communications

     Any communication shall be by letter delivered personally or facsimile transmission:- in the case of the Company, to it at:

           877 W. Main Street, Suite 600
           Boise
           Idaho, 83702
           U.S.A.

           Fax no.    001 214 265 0324
           Attention: John Simko

     in the case of SSC, to it at:

           877 W. Main Street, Suite 600
           Boise
           Idaho 83702
           U.S.A.

           Fax no.  001 214 265 0324
           Attention: John Simko

     and in the case of the Trustee, to it at:-

           140 Broadway-12th Floor
           New York
           New York 10005-1180
           USA

           Fax no.    001 212 658 6425

           Attention: Corporate Trust Administration

     Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

23   Currency indemnity

(A) Currency of account and payment: Dollars (the "Contractual Currency") is the sole currency of account and payment for all sums payable by the Company and SSC under or in connection with this Trust Deed, the Notes and the Coupons, including damages.

(B) Extent of discharge: Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by the Trustee, any Noteholders or any Couponholder in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(C) Indemnities: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes or the Coupons, the Company will indemnify such recipient against any loss sustained by it as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchases.

(D) Indemnities separate: These indemnities constitute a separate and independent obligation from other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholders or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes and/or the Coupons or any judgment or order. No proof of evidence of any actual loss may be required.

24   Governing law and jurisdiction

(A) Governing law: This Trust Deed shall be governed by and construed in accordance with English law.

(B) Each of the Company and SSC irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection therewith (together referred to as "Proceedings") may be brought in such courts. Each of the Company and SSC irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Company and SSC and may be enforced in the courts of any other jurisdiction. Nothing contained in this clause shall limit any right to take Proceedings against the Company or SSC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each of the Company and SSC hereby irrevocably designates, appoints and empowers The Law Debenture Trust Corporation p. I.e. at present of Princes House, 95 Gresham Street, London EC2V 7LY to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. Nothing in these presents shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof, this Trust Deed has been executed as a deed by the Company, SSC and the Trustee and entered into the day and year first above written.

                                   SCHEDULE I


                        Forms of Bearer Note, Coupon and
                                 Registered Note

                               FORM OF BEARER NOTE

           Denomination     ISIN     Serves      Certif. No.      U.S.$



                         SUNSHINE PRECIOUS METALS, INC.


                                 U.S.$30,000,000
                  8 percent Senior Exchangeable Notes due 2000


         THIS IS TO CERTIFY that SUNSHINE PRECIOUS METALS, INC., a corporation organized under the laws of the State of Delaware (the "Company") will pay to the bearer of this Note on 21st March, 2000 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Terms and Conditions endorsed hereon) the principal sum of

                          U.S.$ (United States dollars)

together with interest on the said principal sum at the rate of 8 percent per annum from and including 21st March, 1996, payable semi-annually in arrears on 21st March and 21st September in each year, save that the first payment of interest payable on 21st September, 1996 shall be in respect of the period from, and including, 21st March, 1996 to, but excluding, 21st September, 1996, and such additional amounts (if any) as may be payable under the same Terms and Conditions, all subject to and in accordance with the said Terms and Conditions.

     This note forms one of a series of Notes in the aggregate principal amount of U.S.$30,000,000 (the "Notes") which have been issued pursuant to resolutions of the Board of Directors of the Company passed on 27th February, 1996 and are constituted by a Trust Deed (the "Trust Deed") dated 21st March, 1996 made between the Company, Sunshine Mining and Refining Company and Marine Midland Bank as Trustee. The Notes are issued subject to and with benefit of the provisions of such Trust Deed.

     This Note is guaranteed by and exchangeable into shares of common stock of Sunshine Mining and Refining Company in accordance with and subject to the said Terms and Conditions.

     This Note and the coupons appertaining hereto shall not be valid or become binding for any purpose unless and until this Note is authenticated by or on behalf of the Principal Paying Agent (as defined in the Trust Deed).

     IN WITNESS WHEREOF the Company has caused this note and the coupons appertaining hereto to be duly executed.

     Issued as of                      , 1996.
                  ---------------------

                          CERTIFICATE OF AUTHENTICATION

This Note is authenticated by or on behalf of the Principal Paying Agent.

                                       SUNSHINE PRECIOUS METALS, INC.


By:                                    By:
   --------------------------------       --------------------------------------
                                          (Name and Title)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

On the back:

                              Terms and Conditions

                  Here will be set out the Terms and Conditions
                            as set out in Schedule 5.


                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                Midland Bank plc
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA

                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg


                                    REGISTRAR
                               Marine Midland Bank
                        140 Broadway New York 10005-1180
                                     U.S.A.

                                 FORM OF COUPON

                                  On the front:

                          SUNSHINE PRECIOUS METALS, INC
         (Incorporated with limited liability in the State of Delaware, the United States of America)


                                  US$30,000,000
                  8 percent Senior Exchangeable Notes due 2000


                Coupon for US$___________ due on o 6/7/8/9/2000/ o

     This Coupon is payable to bearer (subject to the Terms and Conditions endorsed on the Note to which this Coupon appertains, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying and Exchange Agents or specified offices duly appointed or nominated from time to time and notified to the Noteholders).

     If the Bearer Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 1650 AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

SUNSHINE PRECIOUS METALS, INC.

By:
   --------------------------------

On the back:

                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                Midland Bank plc
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA

                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg

                             FORM OF REGISTERED NOTE

On the front:

                         SUNSHINE PRECIOUS METALS, INC.
         (Incorporated with limited liability in the State of Delaware, the United States of America)

                                  US$___,000,000
                  o percent Senior Exchangeable Notes due 2000

This Note is a Registered Note and forms part of a series designated as specified in the title ("Notes") of Sunshine Precious Metals, Inc. (the "Company") and constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "Conditions") set out on the reverse hereof.

The Company hereby certifies that ___________________ is/are, at the date hereof, entered in the Register as the holder(s) of Notes in the principal amount of US$ ________________. Interest on such principal amount at the rate of
o percent per annum is payable annually in arrear on  o  in each year.

This Registered Note is exchangeable into registered Shares of US$0.01 each in the capital of Sunshine Mining and Refining Company subject to and in accordance with the Conditions and the Trust Deed.

This Registered Note is evidence of entitlement only. Title to Registered Notes passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Note.

This Registered Note shall not be valid for any purpose until signed on behalf of the Company and authenticated by or on behalf of the Registrar.

In witness whereof the Company has caused this Registered Note to be signed on its behalf by a Director of the Company by his facsimile signature this
                     .
---------------------

SUNSHINE PRECIOUS METALS, INC.

By:
   --------------------------------

This Registered Note is authenticated by or on behalf of the Registrar without warranty, recourse or liability

By:                                .
   --------------------------------

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WELL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1297(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

On the back:

                              Terms and Conditions

                  Here will be set out the Terms and Conditions
                            as set out in Schedule 5

                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                Midland Bank plc
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA


                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg

                                    REGISTRAR
                               Marine Midland Bank
                                  140 Broadway
                               New York 10005-1180
                                     U.S.A.

                                FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

               ---------------------------------------------------

               ---------------------------------------------------


            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE [not more than four names may appear as joint holders])

US$ __________________ principal amount of this Note, and all rights under it, and irrevocably requests the Registrar to transfer this Note on the books kept for registration thereof.

Dated
     ------------------------------

Signed
      -----------------------------

Note:

(i) The signature to this transfer must correspond with the name as it appears on the face of this Note.

(ii) A representative of the Noteholder should state the capacity in which he signs e. g. executor.

(iii) The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Registrar may require.

                                   SCHEDULE 2

                           Form of Global Bearer Note

                         SUNSHINE PRECIOUS METALS, INC.
         (Incorporated with limited liability in the State of Delaware, the United States of America)

                                  US$30,000,000
                  8 percent Senior Exchangeable Notes due 2000


                          TEMPORARY GLOBAL BEARER NOTE

     Sunshine Precious Metals, Inc. (the "Company") for value received hereby promises to pay to bearer the sum of

                           US$___,000,000 (o Dollars)

on 21st March, 2000 (or such earlier date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the "Conditions") of the Notes designated above (the "Notes") set out in Schedule 5 to the Trust Deed dated 21st March, 1996 (the "Trust Deed") between the Company, Sunshine Mining and Refining Company ("SSC") and Marine Midland Bank (as trustee) upon presentation and surrender of this Temporary Global Bearer Note.

     This Temporary Global Bearer Note is exchangeable in accordance with the terms hereof for definitive Notes (the "Definitive Notes") in bearer form with Coupons attached to be known as 8 percent, Senior Exchangeable Notes due 2000, and, until so exchanged, is subject to the Conditions and the Trust Deed. The Company hereby irrevocably undertakes to deliver the Definitive Notes in exchange for this Temporary Global Bearer Note on and after the Request Date.

     On or after the Request Date this Temporary Global Bearer Note may be exchanged in whole or in part for Definitive Notes in an aggregate principal amount not exceeding the principal amount of this Temporary Global Bearer Note submitted for exchange with respect to which there shall be presented to the Principal Paying, Exchange and Transfer Agent a certificate from Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") or Cedel Bank societe anonyme ("Cedel") substantially to the following effect:

                         "CERTIFICATE OF CLEARING SYSTEM

                         SUNSHINE PRECIOUS METALS, INC.
                                  US$30,000,000
           8 percent, Senior Exchangeable Notes due 2000 (the "Notes")

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Temporary Global Bearer Note in respect of the Notes the form of which is set out in Schedule 2 to the Trust Deed relating to the Notes, as of the date hereof, US$30,000,000 principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source or U.S. persons (as defined under Regulation S of the Securities Act of 1933, as amended) ("United States persons"), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("financial institutions")) purchasing for their own account or for resale or (b) United States persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b) each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or
(iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)) and to the further effect that United States or foreign financial institutions described in (iii) above (whether or not also described in (i) or (ii) above) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Bearer Note excepted in such certificates and
(ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organization with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain securities and tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Date:                     , 19    *
     ---------------------    ----

                                Yours faithfully,
                             [MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK,
                                Brussels Office,
                      as operator of the Euroclear System]
                                       or

                          [Cedel Bank societe anonyme]


                              By:
                                 -------------------


*To be dated no earlier than the Request Date."

Any Person appearing in the records maintained by Cedel or Euroclear as entitled to any interest in this Temporary Global Bearer Note shall be entitled to require the exchange of an appropriate part of this Temporary Global Bearer Note for a Definitive Note or Notes in bearer form by delivering or causing to be delivered to Cedel or Euroclear a certificate or certificates in substantially the following form (copies of which certificate will be available at the office of Cedel in Luxembourg and Euroclear in Brussels and the specified office of each of the Agents):

                   CERTIFICATE OF CLEARING SYSTEM PARTICIPANT

                         SUNSHINE PRECIOUS METALS, INC.
                                  US$30,000,000
           8 percent Senior Exchangeable Notes due 2000 (the "Notes")

To: [Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System] or [Cedel Bank societe anonyme]

This is to certify that as of the date hereof, and except as set forth below, the above captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source or U.S. persons (as defined under Regulation S of the Securities Act of 1933, as amended) ("United States person(s)") or (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("financial institutions")) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)) and, in addition, if the owner of the Notes is a United States or foreign financial institution described in (iii) above (whether or not also described in (i) or (ii) above), this is to certify further that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein "United States" means the United States of America (including the States and the District of Columbia) and its "Possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certificate relating to the Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to US$_______ principal amount of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain securities and tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:                   , 19   *
      -------------------    ---

By:
   ------------------------------
   [Name of person giving certificate]
   as, or as agent for, the beneficial owner(s)
   of the above Notes to which this
   certificate relates.

*To be dated no earlier than the fifteenth day prior to the "Request Date."

As used herein "Request Date" means 1st May, 1996.

Until the exchange of the appropriate part of this Temporary Global Bearer Note pursuant to the foregoing provisions, no such person as aforesaid shall (except as stated herein) be entitled to receive any payment by way of principal of or interest on this Temporary Global Bearer Note (unless, upon due presentation of this Temporary Global Bearer Note for exchange, delivery of any Definitive Notes shall be improperly withheld or refused) or. to receive the Shares which he would otherwise be entitled to receive.

Upon any exchange of a part of this Temporary Global Bearer Note for a Definitive Note or Notes, the portion of the principal amount hereof so exchanged shall be endorsed by the Principal Paying, Exchange and Transfer Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Subject to the second preceding paragraph, no provisions of this Temporary Global Bearer Note shall alter or impair the obligation of the Company to pay the principal and interest on the Notes when due in accordance with the Conditions.

This Temporary Global Bearer Note shall not be valid for any purpose until signed on behalf of the Company and authenticated by or on behalf of the Principal Paying, Exchange and Transfer Agent.

This Temporary Global Bearer Note shall be governed by and construed in accordance with English law.

In witness whereof the Company has caused this Temporary Global Bearer Note to be signed on its behalf.

Dated 21st March, 1996



-----------------------------------
Authorized Signatory
For and on behalf of
SUNSHINE PRECIOUS METALS, INC.

This Temporary Global Bearer Note is authenticated by or on behalf of the Principal Paying, Exchange and Transfer Agent without warranty, recourse or liability.


By:
   --------------------------------
   Authorized Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

THIS TEMPORARY GLOBAL BEARER NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON (AS DEFINED IN REGULATION
S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

                   SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES
                         AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of this Global Bearer Note for Definitive Notes and/or purchases and cancellations of a part of this Temporary Global Note have been made:-

                                     Amount of
                Amount of           decrease in       Principal amount
               decrease in        principal amount    of this Temporary
             principal amount     of this Temporary    Global Bearer
            of this Temporary       Global Bearer      Note following
Date made     Global Bearer         Note following      such decrease     Notation made
---------     Note following         purchase and       -------------     -------------
                 exchange            cancellation
                 --------            ------------


                     SCHEDULE OF INTEREST AND PRINCIPAL PAID

Date of payment    Amount of interest and principal   Notation made
---------------    --------------------------------   -------------


                                   SCHEDULE 3

                     Provisions for Meetings of Noteholders

1.   The following expressions shall have the following meanings:

     "voting certificate" means a certificate in the English language issued by a Paying, Exchange and Transfer Agent and dated in which it is stated:

     (a) that on that date Bearer Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were deposited with such Paying, Exchange and Transfer Agent (or to its order at a bank or other depositary) and that such Notes will not be released until the earlier of:

          (i) the conclusion of the meeting specified in such certificate or any adjournment of it; and

          (ii) the surrender of the certificate to the Paying, Exchange and Transfer Agent which issued it; and

     (b) that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Notes represented by such certificate;

     "block voting instruction" means a document in the English language issued by a Paying, Exchange and Transfer Agent and dated in which:

     (a) it is certified that Bearer Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) have been deposited with such Paying, Exchange and Transfer Agent (or to its order at a bank or other depositary) and that such Notes will not be released until the earlier of:

          (i) the conclusion of the meeting specified in such document or any adjournment of it; and

          (ii) the surrender, not less than 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Note which is to be released to the Paying, Exchange and Transfer Agent which issued it and the notification of such surrender by such Agent to the Company;

     (b) it is certified that each depositor of such Notes or a duly authorized agent on his behalf has instructed such Paying, Exchange and Transfer Agent that the votes attributable to his Notes so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

     (c) the total number and the serial numbers of the Notes so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

     (d) any person named in such document (a "proxy") is authorized and instructed by such Paying, Exchange and Transfer Agent to vote in respect of the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document.

     References to paragraphs are references to paragraphs of this Schedule.

2    (A)  A holder of a Bearer Note may obtain a voting certificate from a
          Paying, Exchange and Transfer Agent or require a Paying, Exchange and Transfer Agent to issue a block voting instruction by depositing his Note with such Paying and Exchange Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Notes are released pursuant to paragraph I and until then the holder of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting of Noteholders, be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying, Exchange and Transfer Agent with which (or to the order of which) such Notes have been deposited shall be deemed for such purposes not to be the holder of those Notes.

     (B) (i) A holder of a Registered Note may by an instrument in writing (a "form of proxy") in the form available from the specified office of the Registrar in the English language signed by the holder or, in the case of 'a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation and delivered to the Registrar not later than 24 hours before the time fixed for any meeting, appoint any person (a "proxy") to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders.

          (ii) Any holder of a Registered Note which is a corporation may by delivering to the Registrar not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in the English language authorize any person to act as its representative (a "representative") in connection with any meeting or proposed meeting of Noteholders.

          (iii) Any proxy appointed pursuant to sub-paragraph (a) above or representative appointed pursuant to sub-paragraph (b) above shall so long as such appointment remains in force be deemed for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Note shall be deemed for such purposes not to be the holder.

3. Each of the Company and the Trustee at any time may, and the Trustee (subject to it being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one tenth in principal amount of the Notes for the time being outstanding shall, convene a meeting of Noteholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4. At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to the other party. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees in writing, the nature of the resolutions to be proposed and shall include a statement to the effect that Bearer Notes may be deposited with (or to the order of) any Paying, Exchange and Transfer Agent for the purpose of obtaining voting certificates or appointing proxies not later than 48 hours before the time fixed for the meeting and that the holders of Registered Notes may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in the English language of their directors or other governing body and by delivering an executed copy of such resolution to the Registrar not later than 24 hours before the time fixed for the meeting.

5. A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the Company may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6. At any such meeting any one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 19 the quorum shall be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

7. If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned (unless the Company and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Notes or voting certificates or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 19 the quorum shall be one or more persons present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one third in principal amount of the Notes for the time being outstanding.

8. The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9. At least 10 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy or representative.

11. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Company, the Trustee or by one or more persons holding one or more Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

12. If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13. Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14. The Company and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or a voting certificate or is a proxy or a representative.

15. At any meeting on a show of hands every person who is present in person and who produces a Note or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each such principal amount as is equal to the lowest common denomination of the Notes forming a particular series. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16.  The proxy named in any block voting instruction need not be a Noteholder.

17. Each block voting instruction shall be deposited at the registered office of the Company, or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall, if required by the Trustee, be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

18. Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Noteholders' instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying, Exchange and Transfer Agent by the Company or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

19. A meeting of Noteholders shall subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary
     Resolution:

     (a) to sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Company, SSC or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

     (b) to sanction any scheme or proposal for the exchange, substitution or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Company, SSC or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

     (c) to assent to any modification of this Trust Deed, the Notes or the Coupons which shall be proposed by the Company or the Trustee;

     (d) to authorize anyone to concur in and do all such things as may be necessary to carry out and give effect to any Extraordinary Resolution;

     (e) to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

     (f) to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

     (g) to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

     (h) to approve the substitution of any entity for the Company (or any previous substitute) as principal debtor under this Trust Deed; and

     (i) to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes or the Coupons;

     provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 19(b) or (h) or for the purpose of making any modification to the provisions contained in this Trust Deed, the Notes or the Coupons which would have the effect of:

     (i) postponing the maturity of the Notes or the dates on which interest is payable in respect of the Notes;

     (ii)  modifying the status and exchange terms of the Notes;

     (iii) reducing or cancelling the principal amount of, or interest on, or other amounts in respect of or reducing the rate of interest on, the Notes;

     (iv)  changing the currency of payment of the Notes;

     (v) modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

     (vi)  amending this proviso.

20. An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting and whether or not they vote in favor, and upon all the Couponholders and each of the Noteholders and Couponholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21. The expression "Extraordinary Resolution" means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than two thirds of the Notes their Outstanding.

22. Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from tune to time provided for that purpose by the Company or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23. Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine, including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable: -

     (a) so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Noteholders; and

     (b) as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Noteholders are entitled to do so in accordance with this Trust Deed.

24. (A) If and whenever the Company shall have issued and have outstanding any Notes which are not identical and do not form one single series, then those Notes which are in all respects identical shall be deemed to constitute a separate series of the Notes and the foregoing provisions of this Schedule shall have effect subject to the following modifications:-

          (i) a resolution which in the opinion of the Trustee affects one series only of the Notes shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that series;

          (ii) a resolution which in the opinion of the Trustee affects more than one series of the Notes but does not give rise to a conflict of interest between the holders of Notes of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the series so affected;

          (iii) a resolution which in the opinion of the Trustee affects more than one series of the Notes and gives or may give rise to a conflict of interest between the holders of the Notes of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Notes of each series so affected; and

          (iv) to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and holders were references to the Notes of the series or group of series in question and to the holders of such Notes respectively.

     (B) If the Company shall have issued and have outstanding (a) Notes which are not denominated in Dollars or (b) more than one series of Notes denominated in Dollars but in differing denominations, the following provisions shall apply. In the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes not denominated in Dollars shall (i) for the purposes of paragraph 3 be the equivalent in Dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Dollars on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 6, 7, 11 and 15 (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent in Dollars at such spot rate on the seventh dealing day (as defined above) prior to the day of such meeting or, if applicable, the taking of such poll. In such circumstances, and where separate series of Notes denominated in sterling but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for each US$1.00 in principal amount of the Notes (converted as above) which he holds.

25. Nothing in this Trust Deed shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Company, or any of its Subsidiaries.

26. References in this Schedule to Paying, Exchange and Transfer Agents shall, where the context requires, be taken to be references to Agents.

                                   SCHEDULE 4

                    Register and Transfer of Registered Notes

1 The Company and SSC shall at all times ensure that the Registrar maintains in New York, or at such other place as the Trustee may agree, a register showing the amount of the Registered Notes from time to time Outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Notes. The Trustee and the holders of the Registered Notes or any of them and any person authorized by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Company for such periods at such times (not exceeding in total 30 business days in any one year) as it may think fit.

2 Each Registered Note shall have an identifying serial number which shall be entered on the register.

3 The Registered Notes are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorized in writing. In each case the signature(s) must be guaranteed by a commercial bank with a correspondent bank in New York City, Luxembourg or London or by an institution which is a member of The New York Stock Exchange or The American Stock Exchange in New York City or the Luxembourg Stock Exchange or London Stock Exchange Limited.

4 The Registered Notes to be transferred must be delivered for registration to the specified office of the Registrar or any Transfer Agent with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Company may reasonably require to prove the tide of the transferor or his right to transfer the Registered Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5 The executors or administrators of a deceased holder of Registered Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognized by the Company as having any title to such Registered Notes.

6 Any person becoming entitled to Registered Notes in consequence of the death or bankruptcy of the holder of such Registered Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his tide as the Company shall require be registered himself as the holder of such

     Registered Notes or, subject to the preceding paragraphs as to transfer may transfer such Registered Notes. The Company shall be at liberty to retain any amount payable upon the Registered Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Registered Notes.

7 Unless otherwise requested by him, the holder of Registered Notes of any series shall be entitled to receive only one Registered Note in respect of his entire holding of such series.

8 The joint holders of Registered Notes of any series shall be entitled to one Registered Note only in respect of their joint holding of such series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Notes in respect of such joint holding.

9 Where a holder of Registered Notes has transferred part only of his holding of any series there shall be delivered to him without charge a Registered
     Note in respect of the balance of such holding.

10 The Company shall make no charge to the Holders for the registration of any holding of Registered Notes or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or of any Transfer Agent or by post to the address specified by the Holder. If any Holder entitled to receive a Registered Note wishes to have the same delivered to him otherwise than at the specified office of the Registrar or of any Transfer Agent, such delivery shall be made, upon his written request to the Registrar or such Transfer Agent, at his risk and (except where sent by post to the address specified by the Holder) at his expense.

11 The Holder of a Registered Note may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Registered Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The Company and the Trustee shall not be bound to see to the execution of any trust to which any Registered Note may be subject and no notice of any trust shall be entered on the register. The Holder of a Registered Note will be recognized by the Company as entitled to his Registered Note free from any equity, set-off or counterclaim on the part of the Company against the original or any intermediate holder of such Registered Note.

                                   SCHEDULE 5

                        Terms and Conditions of the Notes

EXECUTED and DELIVERED          )
as a DEED by                    )
SUNSHINE PRECIOUS               )
METALS, INC.                    )
by:                             )


WILLIAM DAVIES
Authorised Officer


EXECUTED and DELIVERED          )
as a DEED by                    )
SUNSHINE PRECIOUS               )
METALS, INC.                    )
by:                             )


WILLIAM DAVIES
Authorised Officer


EXECUTED and DELIVERED          )
as a DEED by                    )
MARINE MIDLAND BANK             )
by:                             )


JULIE BETTS as ATTORNEY
Assistant Vice President

                         FIRST SUPPLEMENT TO TRUST DEED

         This First Supplement to Trust Deed (this "FIRST SUPPLEMENT") is made entered into on this ____ day of ______________, 2000, AMONG:

         1. Sunshine Precious Metals Inc. (the "COMPANY") whose registered office is at 877 W. Main Street, Suite 600, Boise, Idaho, 83702, USA;

         2. Sunshine Mining and Refining Company ("SSC") whose registered office is at 877 W. Main Street, Suite 600 Boise, Idaho 83702 USA; and,

         3. HSBC Bank USA (formerly Marine Midland Bank), whose registered office is at 140 Broadway, New York, New York 10005-1180 USA (the "TRUSTEE", which expression shall, where the context admits, include all persons for the time being the trust or trustees of the Trust Deed and this First Supplement). All references in the Trust Deed and schedules thereto, to Marine Midland Bank shall be construed to mean HSBC Bank USA.

         Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Deed.

WHEREAS,

         1. On March 21, 1996, the Company, SSC and Trustee executed a Trust Deed, pursuant to which the Company issued U.S. $30,000,000 8 percent Senior Exchange Notes due March 21, 2000, guaranteed by SSC (hereinafter, the "Trust Deed").

         2. The Trustee agreed to act as trustee of the Trust Deed pursuant to the terms and conditions therein.

         3. Now, the Company and SSC propose to recapitalize the Company and SSC by issuing eight (8) million shares of SSC common stock for the benefit of Noteholders, in consideration for which the Noteholders will agree to forego the March 21, 2000, scheduled, interest payment and provide for future interest payments on the Notes through the issuance of SSC common stock, extend the maturity date of the Notes to May 1, 2001, or later as provided for herein, and amend the Exchange Price and Exchange Period.

         4. In order to effectuate the recapitalization of SSC and the Company, the parties desire to amend certain provisions of the Trust Deed, pursuant to this First Supplement and the Terms and Conditions, pursuant to the Restated Terms and Conditions.

         Hereinafter, all references to the Trust Deed incorporate the Trust Deed as amended by the First Supplement and the Schedules thereto.

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties thereto by their execution hereof, the parties hereby agree as follows:

                                    ARTICLE I
                            AMENDMENTS TO TRUST DEED

         1.1    Clause 1 of the Trust Deed is hereby amended as follows:

         Definitions: The following expressions will be deleted in their entirety and shall be replaced with the following:

                '"Conditions" means the Restated Terms and Conditions of the Notes, set forth in Schedule 5 herein, and affixed to the back of the Notes;

                  "Extraordinary Resolution" has the meaning set out in paragraph 21 of Schedule 3, as amended;

                "Notes" means the notes (whether bearer or registered form) comprising the US $30,000,000, 8 percent Senior Exchangeable Notes due May 1, 2001, as amended by this First Supplement, unless otherwise provided in the Restated Terms and Conditions, constituted by the Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any New Notes or other Notes issued pursuant to Condition 16, and (except for the purpose of Clauses 4(A) and (B)), in relation to the Bearer Notes, the Global Bearer Notes;

                "Outstanding" means, in relation to the Notes, all Notes issued other than (a) those that have been surrendered and exchanged for New Notes pursuant to the recapitalization of the Company and SSC; (b) those which have been redeemed or in respect of which Exchange Rights have been exercised and which have been canceled in accordance with the Conditions; (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Notes up to but excluding the date fixed for such redemption and any interest payable under Condition 6 in respect of any period commencing on or after such date) have been duly paid to the relevant Noteholder (or a person on behalf of such Noteholder) or to the Trustee or to the principal Paying, Exchange and Transfer Agent as provided in Clause 2(B) and remain available for payment against presentation and surrender of Notes and/or Coupons, as the case may be; (d) those which have become void or those in respect of which claims have become prescribed under Condition 12; (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 16; (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for another purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which New Notes have been issued pursuant to Condition 16;
         (g) those which have been purchased and canceled as provided in Condition 9; (h) those Bearer Notes which have been exchanged for Registered Notes and vice versa; and, (i) the Global Bearer Note to the extent that it shall have been exchanged for definitive Notes pursuant to its provision, provided that for the purposes of ascertaining; the right to attend and vote at any meeting of the Noteholders; (ii) the determination of how many Notes are outstanding for the purposes of Conditions 13, 14, and 17 and Schedule 3; and, (iii) the exercise of any discretion, power, or authority which the Trustee is required, expressly or impliedly, to exercise in or any reference to the interests of the Noteholders, those Notes (if any) which are beneficially held by or are held on behalf of, the Company or any of its Subsidiaries and not yet canceled, shall be deemed not to remain outstanding;

         The following expressions shall be added to the definitions:

                "Change in Control Transaction" shall mean the occurrence of (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power.

                  "Recapitalization Date" means the date that this First Supplement becomes effective.

                  "New Notes" means those Notes issued pursuant to the recapitalization of the Company upon which will be affixed the Restated Terms and Conditions.

         The term "Merger" and its definition shall be deleted from the definitions.

         1.2 To Clause 2(B) of the Trust Deed, a new paragraph shall be added as follows:

                  "Effective as of the Recapitalization Date and for so long as the Shares are traded on the New York Stock Exchange Inc., interest payments will be paid in Shares. The Shares to be issued shall be valued at 90% of the average of the daily high and low for the five (5) days prior to the Interest Payment Date. The interest payments shall be paid in cash if, (i) the Shares are no longer traded on the New York Stock Exchange Inc. and the holders of a majority of the principal amount of Outstanding Notes request that interest payments be paid in cash; or (ii) upon the occurrence of an Event of Default."

         1.3 To Clause 2 of the Trust Deed, a new paragraph (E) shall be added as follows:

                  "As soon as practicable following the Recapitalization Date, SSC shall call a meeting of its shareholders in an effort to obtain shareholder approval for the issuance of the additional Shares required by the recapitalization plan approved by the Noteholders."

         1.4 To Clause 2 of the Trust Deed, a new paragraph (F) shall be added as follows:

                  (F)      Receipt of New Shares.

                           (1) As a condition to the Trustee's execution of this
                  First Supplement, the Company shall have authorized American Stock & Transfer Company to issue and cause to be delivered eight (8) million shares of SSC common stock (the "New Shares") to the nominees for the benefit of the Noteholders, as directed by the Trustee.

                           (2) SSC hereby represents to the holders of the Notes
                  that:

                               (i) The New Shares have been duly authorized and are fully paid and non-assessable and are being issued free and clear of any liens and encumbrances;

                               (ii) No consent, approval or authorization of or designation, declaration or filing with any court, governmental authority, regulatory agency, self-regulatory organization, stock exchange or market, other than the listing of the New Shares on the New York Stock Exchange Inc. and the qualification of the Trust Deed under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on the part of SSC or the Company, is required in connection with the issuance of the New Shares;

                               (iii) The New Shares will be listed for trading on the New York Stock Exchange Inc.;

                               (iv) The issuance of the New Shares does not and will not conflict with or result in a breach or default by SSC or the Company of any of the terms or provisions of: (a) their respective Certificates of Incorporation or Bylaws; (b) any existing applicable decree, judgment or order of any court, regulatory body, administrative agency, or other governmental body having jurisdiction over SSC or the Company or any of their properties or assets; (c) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to SSC or the Company is a party; or (d) applicable laws or rules or regulations.

                               (v) The New Shares are being issued free and clear of any liens, claims or encumbrances;

                               (vi) The issuance of the New Shares does not require registration under the Securities Act, by section of 3(a)(9) thereof; and

                               (vii) The New Shares may be resold without any restriction imposed under the Securities Act, except for limitations imposed on an "affiliate" as such term is defined in Rule 144(a) of the Securities Act.

         1.5 Clause 8 (B) (i) shall be deleted in its entirety and replaced as follows:

                  "If and whenever there shall be an alteration to the number of the Shares as a result of consolidation, reclassification or subdivision of the Shares, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such alternation by the following fraction:

                                    A
                                   ---
                                    B

         where:

                  A is the number of Shares in issue immediately before such alteration; and

                  B is the number of Shares in issue immediately after such alteration.

         Such adjustment shall become effective on the date the alteration takes effect.

         1.6 Clause 10 (A) (i) shall be deleted in its entirety and replaced as follows:

                  "(i) Issue and ensure sufficient share capital: provided SSC shareholder approval is obtained on or before June 1, 2000, issue Shares to Noteholders on the exercise of Exchange Rights, the payment of interest in Shares, and at all times keep available for issue, free from pre-emptive rights out of its authorized but unissued capital, such number of Shares as would enable Exchange Rights, interest payments and all other rights of subscription and exchange for and exchange into Shares to be satisfied in full;"

         1.7 Clauses 10 (A)(ix)(b) and 10(B) (iii) are hereby deleted in their entirety.

         1.8      Schedule 3 is amended as follows.

                  (a) Paragraph 6 shall be deleted in its entirety and replaced with the following:

                           "At any such meeting any one or more persons present
                  in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Notes for the time being outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount on the Notes for the time being outstanding."

                  (b) Paragraph 21 shall be deleted in its entirety and replaced with the following:

                           "The expression "Extraordinary Resolution" means a
                  resolution passed by Noteholders holding not less than a majority of the Notes then Outstanding

                               (i) at a meeting of Noteholders duly convened and held in accordance with these provisions, or

                               (ii) by written consent of Noteholders."

         1.9 Schedules 1, 2 and 5 and are deleted in their entirety and replaced with

Schedules 1, 2 and 5 attached.

                                   ARTICLE II
                                  MISCELLANEOUS

         2.1 Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as maybe reasonably required to carry out the intent and purpose of the Trust Deed and this First Supplement.

         2.2 SSC Guarantee. SSC hereby re-affirms its Guarantee to the Trustee on behalf of and for the benefit of the Noteholders, as set out in Clause 3 of the Trust Deed.

         2.3 Counterparts. This First Supplement may be executed in counterparts and all such counterparts executed shall constitute one agreement binding on all the parties hereto notwithstanding that all the parties hereto are not signatories to the original or to the same counterpart.

         2.4 Captions. Captions contained in this First Supplement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this First Supplement or the intent of any provision hereof.

         2.5 Successors and Assigns. All agreements of the Company in the Trust Deed and this First Supplement shall bind its successor. All agreement of the Trustee in the Trust Deed and this First Supplement shall bind its successor.

         2.6 Severability. In case any provision of this First Supplement should be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.7 Trust Deed Remains in Full Force and Effect. Except to the extent amended hereby or in connection therewith, all terms, provisions and conditions of the Trust Deed and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms. Except as specifically modified herein, the Trust Deed remains unchanged and in full force and effect.

         2.8 Incorporation by Reference of Trust Indenture Act; Trust Indenture Act Controls. Sections 310 through 318 of the Trust Indenture Act are incorporated by reference in their entirety into the Trust Deed and this First Supplement, and the provisions of such Sections of the Trust Indenture Act, whether such provisions are mandatory or permissive, shall be deemed to be applicable after the effective date of this First Supplement. Notwithstanding anything in the Trust Deed or this First Supplement to the contrary, if any provision of the Trust Deed or this First Supplement limits, qualifies or conflicts with any provision of the Trust Indenture Act that is incorporated by reference herein, such provision of the Trust Indenture Act shall control.

         The Company and the Trustee may without the consent of, or notice to, any of the Noteholders, enter into a trust deed or supplement to the Trust Deed which shall not be inconsistent with the terms and provisions of the Trust Deed or this First Supplement to modify, amend or supplement the Trust Deed, this First Supplement or any supplement to the Trust Deed in such manner as to permit the qualification of the Trust Deed, this First Supplement or any such supplement to the Trust Deed under the Trust Indenture Act or any similar Federal statute of the United States of America hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of any of the states of the United States of America, and, if they so determine, to add to the Trust Deed, this First Supplement or any such supplement to the Trust Deed such other terms, conditions and provisions as may be required by the Trust Indenture Act or similar Federal statute.

         IN WITNESS WHEREOF, the parties have executed this First Supplement to be effective on the date first set forth above.

                                      HSBC BANK USA, AS TRUSTEE

                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------

                                      SUNSHINE PRECIOUS METALS, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------


                                      SUNSHINE MINING AND REFINING
                                        COMPANY


                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------

                                   SCHEDULE 1

                Forms of Bearer Note, Coupon and Registered Note

                               FORM OF BEARER NOTE

             Denomination               ISIN             Series   Certif. No.

U.S.$


                         SUNSHINE PRECIOUS METALS, INC.

                                 U.S.$30,000,000
               8 PERCENT SENIOR EXCHANGEABLE NOTES DUE MAY 1, 2001

         THIS IS TO CERTIFY that SUNSHINE PRECIOUS METALS, INC., a corporation organized under the laws of the State of Delaware (the "Company") will pay to the bearer of this Note on May 1, 2001 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Terms and Conditions endorsed hereon) the principal sum of

                    U.S. $__________ (UNITED STATES DOLLARS)

together with interest on the said principal sum at the rate of 8 percent per annum from and including the Recapitalization Date, payable semi-annually in arrears on March 21 and September 21 in each year, save that the first payment of interest payable on September 21, 2000 shall be in respect of the period from, and including the Recapitalization Date to, but excluding, September 21, 2000, and such additional amounts (if any) as may be payable under the same Terms and Conditions, all subject to and in accordance with the said Terms and Conditions.

         As used herein, "Recapitalization Date" means the date that the First Supplement to Trust Deed becomes effective.

         This Note forms one of a series of Notes in the aggregate principal amount of U.S.$30,000,000 (the "Notes") which have been issued pursuant to resolutions of the Board of Directors of the Company passed on ___________________ and are constituted by a Trust Deed (the "Trust Deed") dated 21st March, 1996, as amended by a First Supplement to Trust Deed, dated as of ____________________, 2000 made between the Company, Sunshine Mining and Refining Company and HSBC Bank USA as Trustee. The Notes are issued subject to and with benefit of the provisions of such Trust Deed.

         This Note is guaranteed by and exchangeable into shares of common stock of Sunshine Mining and Refining Company in accordance with and subject to the said Terms and Conditions.

         This Note and the coupons appertaining hereto shall not be valid or become binding for any purpose unless and until this Note is authenticated by or on behalf of the Principal Paying Agent (as defined in the Trust Deed).

         IN WITNESS WHEREOF the Company has caused this Note and the coupons appertaining hereto to be duly executed.

         Issued as of ______________________, 2000.

CERTIFICATE OF AUTHENTICATION         SUNSHINE PRECIOUS METALS, INC.
This Note is authenticated by
or on behalf of the Principal
Paying Agent.


By:                                   By:
    -------------------------------           -------------------------------
                                                   [Name and Title]

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1237(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933. AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

On the back:

                              Terms and Conditions

                  Here will be set out the Terms and Conditions
                            as set out in Schedule 5.


                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                  HSBC Bank plc
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA


                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg



                                    REGISTRAR
                                  HSBC Bank USA
                                  140 Broadway
                           New York 10005-1180 U.S.A.

                                 FORM OF COUPON

On the front:

                          SUNSHINE PRECIOUS METALS, INC
         (Incorporated with limited liability in the State of Delaware, the United States of America)



                                  US$30,000,000
               8 percent Senior Exchangeable Notes due May 1, 2000



       Coupon for US $__________ due on __________, 2000/__________, 2001

         This Coupon is payable to bearer (subject to the Terms and Conditions endorsed on the Note to which this Coupon appertains, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying and Exchange Agents or specified offices duly appointed or nominated from time to time and notified to the Noteholders).

         If the Bearer Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.


                                      SUNSHINE PRECIOUS METALS, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------

On the back:



                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                  HSBC Bank plc
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA



                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg

                             FORM OF REGISTERED NOTE

On the front:

                         SUNSHINE PRECIOUS METALS, INC.
         (Incorporated with limited liability in the State of Delaware, the United States of America)


                                 US $___,000,000
          __________ percent Senior Exchangeable Notes due May 1, 2001

         This Note is a Registered Note and forms part of a series designated as specified in the title (the "Notes") of Sunshine Precious Metals, Inc. (the "Company") and constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "Conditions") set out on the reverse hereof.

         The Company hereby certifies that __________ is/are, at the date hereof, entered in the Register as the holder(s) of Notes in the principal amount of US $__________ Interest on such principal amount at the rate of _____ percent per annum is payable semi-annually in arrear on _____ and _______ in each year.

         This Registered Note is exchangeable into registered Shares of US $0.01 each in the capital of Sunshine Mining and Refining Company subject to and in accordance with the Conditions and the Trust Deed.

         This Registered Note is evidence of entitlement only. Title to Registered Notes passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Note.

         This Registered Note shall not be valid for any purpose until signed on behalf of the Company and authenticated by or on behalf of the Registrar.

         In witness whereof the Company has caused this Registered Note to be signed on its behalf by a Director of the Company by his facsimile signature this ________________________.


                                      SUNSHINE PRECIOUS METALS, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------

                                      THIS REGISTERED NOTE IS AUTHENTICATED
                                      BY OR ON BEHALF OF THE REGISTRAR
                                      WITHOUT WARRANTY, RECOURSE OR LIABILITY


                                      SUNSHINE PRECIOUS METALS, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------


         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933. AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

On the back:

                              Terms and Conditions


                  Here will be set out the Terms and Conditions
                            as set out in Schedule 5


                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                  HSBC Bank plc
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA



                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg



                                    REGISTRAR
                                  HSBC Bank USA
                                  140 Broadway
                           New York 10005-1180 U.S.A.

                                FORM OF TRANSFER

             FOR VALUE RECEIVED the undersigned hereby transfers to

                     =======================================

            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE [not more than four names may appear as joint holders])


         US $__________ principal amount of this Note, and all rights under it, and irrevocably requests the Registrar to transfer this Note on the books kept for registration thereof

Dated
      ------------------

                                      Signed
                                             -------------------------------

         Note:

                  (i) The signature to this transfer must correspond with the name as it appears on the face of this Note.

                  (ii) A representative of the Noteholder should state the capacity in which he signs e.g. executor.

                  (iii) The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Registrar may require.

                                   SCHEDULE 2

                           Form of Global Bearer Note

                         SUNSHINE PRECIOUS METALS, INC.
         (incorporated with limited liability in the State of Delaware, the United States of America)

                                 US $30,000,000
                  8 percent Senior Exchangeable Notes due 2001


                          TEMPORARY GLOBAL BEARER NOTE

         Sunshine Precious Metals, Inc. (the "Company") for value received hereby promises to pay to bearer the sum of

                       US$___,000,000 (__________Dollars)

on May 1, 2001 (or such earlier date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the "Conditions") of the Notes designated above (the "Notes") set out in Schedule 5 to the Trust Deed dated 21st March, 1996 as amended by a First Supplement to Trust Deed, dated as of_______________, 2000 (the "Trust Deed") between the Company, Sunshine Mining and Refining Company ("SSC") and HSBC Bank USA (as trustee) upon presentation and surrender of this Temporary Global Bearer Note..

         This Temporary Global Bearer Note is exchangeable in accordance with the terms hereof for definitive Notes (the "Definitive Notes") in bearer form with Coupons attached to be known as 8 percent. Senior Exchangeable Notes due 2001, and, until so exchanged, is subject to the Conditions and the Trust Deed. The Company hereby irrevocably undertakes to deliver the Definitive Notes in exchange for this Temporary Global Bearer Note as soon as practicable after the Recapitalization Date.

         On or after the Recapitalization Date, this Temporary Global Bearer Note may be exchanged in whole or in part for Definitive Notes in an aggregate principal amount not exceeding the principal amount of this Temporary Global Bearer Note submitted for exchange.

         As used herein, "Recapitalization Date" means the date that the First Supplement to Trust Deed becomes effective.

         Any person appearing in the records maintained by Cedel or Euroclear as entitled to any interest in this Temporary Global Bearer Note shall be entitled to require the exchange of an appropriate part of this Temporary Global Bearer Note for a Definitive Note or Notes in bearer form.

         Until the exchange of the appropriate part of this Temporary Global Bearer Note pursuant to the foregoing provisions, no such person as aforesaid shall (except as stated herein) be entitled to receive any payment by way of principal of or interest on this Temporary Global Bearer Note (unless, upon due presentation of this Temporary Global Bearer Note for exchange, delivery of any Definitive Notes shall be improperly withheld or refused) or, to receive the Shares which he would otherwise be entitled to receive.

         Upon any exchange of a part of this Temporary Global Bearer Note for a Definitive Note or Notes, the portion of the principal amount hereof so exchanged shall be endorsed by the Principal Paying, Exchange and Transfer Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

         Subject to the second preceding paragraph, no provisions of this Temporary Global Bearer Note shall alter or impair the obligation of the Company to pay the principal and interest on the Notes when due in accordance with the Conditions.

         This Temporary Global Bearer Note shall not be valid for any purpose until signed on behalf of the Company and authenticated by or on behalf of the Principal Paying, Exchange and Transfer Agent.

         This Temporary Global Bearer Note shall be governed by and construed in accordance with English law.

         In witness whereof the Company has caused this Temporary Global Bearer Note to be signed on its behalf.

Dated                       , 2000


                                            ---------------------------------
                                            AUTHORIZED
                                            SIGNATORY FOR AND ON BEHALF OF
                                            SUNSHINE PRECIOUS METALS, INC.

                                            THIS TEMPORARY GLOBAL BEARER NOTE IS
                                            AUTHENTICATED BY OR ON BEHALF OF THE
                                            PRINCIPAL PAYING, EXCHANGE AND
                                            TRANSFER AGENT WITHOUT WARRANTY,
                                            RECOURSE OR LIABILITY.


                                            By:
                                                ------------------------------
                                                AUTHORIZED SIGNATORY

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

         THIS TEMPORARY GLOBAL BEARER NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

                   SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES
                         AND PURCHASES AND CANCELLATIONS


         The following exchanges of a part of this Global Bearer Note for Definitive Notes and/or purchases and cancellations of a part of this Temporary Global Note have been made:

                                                    Amount of
                             Amount of             decrease in
                            decrease in         principal amount
                         principal amount       of this Temporary     Principal amount
                         of this Temporary        Global Bearer       of this Temporary
                           Global Bearer         Note following         Global Bearer
                          Note following          purchase and         Note following
      Date made              exchange             cancellation          such decrease          Notation made
      ---------              --------             ------------          -------------          -------------


                     SCHEDULE OF INTEREST AND PRINCIPAL PAID


         Date of Payment            Amount of Interest and Principal            Notation Made
         ---------------            --------------------------------            -------------

                                   SCHEDULE 5
                   Restated Terms and Conditions of the Notes


         The following, save for the paragraphs in italics, is the text of the terms and conditions of the Notes which will be endorsed on each Note in definitive form:

         The U.S. $30,000,000 8 percent Senior Exchangeable Notes (the "Notes") of Sunshine Precious Metals, Inc, (the "Company") are constituted by a trust deed dated March 21, 1996 (the "Trust Deed") and by a First Supplement to Trust Deed dated__________, 2000 (the "First Supplement") made among the Company, Sunshine Mining and Refining Company ("SSC", which shall include for all purposes hereof any successor corporation) and HSBC Bank USA (formerly Marine Midland Bank) (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed and the First Supplement to Trust Deed) as trustee for the holders of the Notes (the "Noteholders"). The issue of the Notes was authorized by a written resolution of the board of directors of the Company adopted February 27, 1996. The giving of the guarantee by SSC (the "Guarantee') was authorised by a resolution of the board of directors of SSC adopted on February 27, 1996. These Restated Terms and Conditions were authorized by a board of director resolution on March 1, 2000.

         The statements in these Restated Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed and the First Supplement. Copies of the Trust Deed, the First Supplement, and of an agency agreement dated March 21, 1996, (the "Agency Agreement") made between the Company, SSC, HSBC Bank plc (formerly Midland Bank plc) as principal paying, exchange and transfer agent (the "Principal Paying Agent", "Principal Exchange Agent" and "Principal Transfer Agent" respectively, which expressions shall include any successors), the other paying, exchange, and transfer agents named therein (together with the Principal Paying Agent, the "Paying Agents", together with the Principal Exchange Agent, the "Exchange Agents" and together with the Principal Transfer Agent, the "Transfer Agent", respectively which expression shall include any additional or successor paying agents, exchange agents or transfer agents as the case may be), the registrar referred to below (the "Registrar", which expression shall include any successor registrar) and the Trustee are available for inspection during normal business hours by the Noteholders and the holders of the interest coupons appertaining to the Notes in bearer form (respectively, the "Couponholders" and the "Coupons"), at the registered office for the time being of the Trustee, being at the date of issue of the Notes at 140 Broadway, New York, New York 10005-1180, USA and at the specified office of each of the Paying Agents and the Registrar. The Noteholders and the Couponholders are entitled to the benefit of, and are bound by, and are deemed to have notice of, all of the provisions of the Trust Deed, the First Supplement, and the Agency Agreement.

         The Noteholders, by affirmative vote of not less than two-thirds of the principal amount of Notes Outstanding, passed an Extraordinary Resolution, binding on all the Noteholders, approving a recapitalization of the Company whereby the Noteholders agreed to forego the March 21, 2000, scheduled, interest payment and provide for future interest payments on the Notes through the issuance of SSC common stock, extend the maturity date of the Notes to May 1, 2001, or later as provided for herein, and amend the Exchange Price and Exchange Period, in exchange for the issuance of eight (8) million shares of the SSC common stock for the benefit of Noteholders. The terms of the recapitalization are set out further in the First Supplement and in these Restated Terms and Conditions of the Notes.

         Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Trust Deed and in the First Supplement.

         1.     FORM, DENOMINATIONS, AND TITLE

         All Outstanding Notes will be exchanged and replaced with new notes (the "New Notes") pursuant to the following procedure:

                (A) The Notes are either in bearer form ("Bearer Notes"), serially numbered, in denominations of U.S. $1,000 and U.S. $10,000 each with Coupons attached on issue, or in registered form ("Registered Notes"), in principal amounts of U.S. $1,000 or integral multiples thereof ("Authorised Denominations") without Coupons attached. Bearer Notes of one denomination may not be exchanged for Bearer Notes of the other denomination.

                (B) Title to the Bearer Notes and to the Coupons will pass by delivery. Title to the Registered Notes will pass by transfer and registration as described in these Terms and Conditions and the Agency Agreement. The Company, any Paying Agent or Exchange Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bearer Notes and the holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Bearer Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bearer Note or Coupon or any notice of previous loss or theft of the Bearer Note or Coupon). In these conditions, (in relation to a Note) "Noteholder" and (in relation to a Note or Coupon) "Holder" means the bearer of any Bearer Note or Coupon (as the case may be) or the person in whose name a Registered Note is registered, as the case may be.

         The Bearer Notes will be represented initially by a temporary global note (the "Global Note"), without interest coupons, which will be deposited with a common depository (the "Common Depository") and held on behalf of Morgan Guaranty Trust Company of New York, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream") for credit to the accounts designated by the Noteholders at Euroclear and Clearstream. The Company undertakes to make definitive Bearer Notes available for exchange for the Global Note, in whole or in part, on or after May 1, 1996.

         The Registered Notes will be issued in definitive registered form and delivered as soon as practicable after the Recapitalization Date to the Lead Managers for the account of the subscribers thereof as specified by the Lead Managers upon certification that (i) the holders of the relevant Registered Notes are not U.S. persons and, (ii) the proposed holder of the relevant Registered Notes (a) is not, nor is it a nominee for Euroclear or Clearstream or any other person providing a clearance service within Section 96 of the Finance Act 1986 of the United Kingdom and (b) is not, nor is it a nominee or agent for, a person whose business is or includes issuing depository receipts within
Section 93 of the Finance Act 1986 of the United Kingdom.

         The Notes and any Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Section 165 (j) and 1287 (a) of the United States Internal Revenue Code of 1986, as amended."

         2.     STATUS

                (A) The Notes and any Coupons are direct, unconditional and unsecured obligations of the Company and rank and will rank pari passu, without any preference among themselves, and such obligations will rank senior to all other outstanding unsecured and subordinated obligations of the Company, present and future, but, in the event of bankruptcy or insolvency of the Company, only to the extent permitted by the applicable laws relating to creditors' rights.

                (B) SSC has, in the Trust Deed, unconditionally and irrevocably guaranteed the due and punctual payment of the principal of, and interest on the Notes as and when the same shall become due and payable together with any additional amounts payable pursuant to Condition 10 and all other moneys payable under the Trust Deed. The obligations of SSC under the terms of the Guarantee constitute direct, unconditional and unsecured obligations of SSC and such obligations rank and will rank senior to all other outstanding unsecured and subordinated obligations of SSC present and future (including without limitation, the Convertible Subordinated Reset Debentures due July 15, 2008, issued by SSC) but, in the event of bankruptcy or insolvency of SSC, only to the extent permitted by applicable laws relating to creditors' rights.

                (C) Following recapitalization, the number of Shares issued and outstanding will be approximately 50,400,000.

                (D) Shares issued to satisfy obligations hereunder shall be validly issued, free and clear of any legends, transfer restrictions, and stop orders, fully paid, and non- assessable, free and clear of any and all liens, claims, and encumbrances, entitled to be resold without any restriction imposed under the Securities Act, except for limitations imposed on an "affiliate" as such term is defined in Rule 144(a) of the Securities Act, and that the holders of such Shares shall be entitled to all rights and preferences accorded to a holder of Shares. As of the date of this First Supplement, the Shares outstanding are currently listed on the New York Stock Exchange Inc."

         3.     COVENANTS

                (A) So long as any Note remains Outstanding (as defined in the Trust Deed), the Company will not create or permit to subsist any Lien (as defined below) or create, assume or guarantee any Indebtedness (as defined below).

                (B) The Company will not merge or consolidate with or sell, convey or otherwise dispose of all or substantially all of its assets to any other corporation, partnership or other legal entity unless
         (i)(A) the Company shall be the surviving corporation, partnership or other legal entity in the case of a merger or (B) (I) the surviving, resulting or transferee corporation, partnership or other legal entity ("the successor corporation") shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and due and punctual performance of all of the covenants and obligations of the Company under the Notes and (II) if the successor corporation is not organised under the laws of the U.S. or any State thereof or the District of Columbia, it shall agree to indemnify and hold harmless the holder of each Note or Coupon against the then existing or future tax, assessment or governmental charge imposed on such holder by a jurisdiction other than the U.S. or any political subdivision or taxing authority thereof or therein with respect to and withheld on the making of, any payment of principal of or interest on such Note which would not have been so imposed and withheld had such merger, consolidation, sale or conveyance not been made and any tax, assessment or governmental charge imposed on or relating to, and any costs and expenses involved in such merger, consolidation, sale or conveyance and (ii) the Company or such successor corporation, as the case may be, shall not immediately after such merger, consolidation, sale or conveyance be in default in the performance of any covenants or obligations of the Company under the Notes.

                (C) Without prejudice to the provisions of Condition 8(F), SSC may not merge or consolidate with or sell, convey or otherwise dispose of all, or substantially all of its assets to any other corporation, partnership or other legal entity unless (A) SSC shall be the surviving corporation, partnership or other legal entity in the case of a merger or (B) (I) the successor corporation, partnership or other legal entity shall expressly assume the obligations of SSC under the Trust Deed and
         (II) the successor
         corporation, partnership or other legal entity (together with its subsidiaries, if any) on a consolidated basis shall have a Consolidated Net Worth (as defined below) following the transaction equal to or greater than the Consolidated Net Worth of SSC before the transaction.

                (D) Upon any merger, consolidation, sale or conveyance as provided above, the successor or surviving corporation shall succeed to and be substituted for and may exercise every right and power of and be subject to all of the obligations of the Company under the Notes or SSC under the Trust Deed referred to in Condition 2(B), as the case may be, with the same effect as if the successor or surviving corporation had been named as the Company or SSC therein and herein and the Company or SSC, as the case may be, shall be released from its liability as obligor under the Notes and/or the Trust Deed.

         4.     REGISTRATION

         The Company will cause to be kept at the specified office of the Registrar a register (the "Register") on which shall be entered the names and addresses of the holders of the Registered Notes and the particulars of the Registered Notes held by them and or all transfers of Registered Notes and exchanges of Registered Notes. Holders of Registered Notes will be entitled to receive only one Registered Note in respect of their holding.

         5.     EXCHANGE BETWEEN BEARER AND REGISTERED NOTES

                (A) Exchange of Bearer Notes for Registered Notes. At the option of the holder thereof upon presentation, at any time on or after the Recapitalization Date, of a duly completed and signed request for exchange in the form for the time being currently obtainable from the specified office of the Registrar or a Transfer Agent (a "Registration Request") together with the relevant Bearer Note, subject to the terms of the Agent Agreement and to Conditions 5(E) and 5(F), Bearer Notes are exchangeable for the same aggregate principal amount of Registered Notes provided that (save as provided below) all unmatured Coupons relating thereto are attached thereto or are surrendered therewith. Bearer Notes surrendered in exchange for Registered Notes from and including the Record Date (as defined below) in respect of any Interest Payment Date (as defined below) up to and including such Interest Payment Date will not be required to be surrendered with the Coupon relating to the interest payable on such Interest Payment Date. Interest on a Registered Note issued in exchange will accrue as from the immediately preceding Interest Payment Date or, none, on the Recapitalization Date, except where issued in respect of a Bearer Note surrendered during the period from and including the Record Date in respect of an Interest Payment Date up to and including such Interest Payment Date, in which event interest shall accrue as from such last-mentioned Interest Payment Date. Bearer Notes may only be surrendered in exchange for Registered Notes at the specified office of the Registrar or of a Transfer Agent.

                The Registrar or the relevant Transfer Agent will within three Business Days (as defined below) of the presentation of any Registration Request together with the relevant Bearer Note deliver a Registered Note to the Noteholder at its specified office, or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail at the expense of the Noteholder), mail the Registered Note by uninsured mail to such address as the Noteholder may request. A Noteholder will receive only one Registered Note for all of the Bearer Notes which are the subject of a single Registration Request.

                (B) Exchange of Registered Notes for Bearer Notes. At the option of the holder thereof, upon presentation at any time on or after the Recapitalization Date, of a duly completed and signed request for exchange in the form for the time being obtainable from the specified office of the Registrar or a Transfer Agent (a "Bearer Request") together with the relevant Registered Note, subject to the terms of the Agency Agreement and to Conditions 5(E) and 5(F), Registered Notes are exchangeable in whole or in part in an Authorised Denomination for the same aggregate principal amount of Bearer Notes. Interest on a Registered Note surrendered for exchange will cease to accrue as from the Interest Payment Date immediately preceding the date of surrender or, if none, the Recapitalization Date, except where the date of surrender falls during any period from and including the Record Date in respect of an Interest Payment Date up to and including such Interest Payment Date, in which event interest will cease to accrue as from such last-mentioned Interest Payment Date. Registered Notes may only be surrendered in exchange for Bearer Notes at the specified office of the Registrar or a Transfer Agent.

                The Registrar or the relevant Transfer Agent will within three Business Days of the presentation of any Bearer Request together with the relevant Registered Note deliver the Bearer Note or Bearer Notes requested together with all Coupons in respect of all Interest Payment Dates after the date of presentation (other than the Coupon in respect of the next Interest Payment Date after the date of presentation in the case of a Registered Note presented for exchange during any period from and including the Record Date in respect of such Interest Payment Date and up to and including such Interest Payment Date) and, in the case of exchange of part only of a Registered Note, a Registered Note for the balance after such exchange, in each case at the specified office of the Registrar or the relevant Transfer Agent, or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the Bearer Note or Bearer Notes together with all Coupons as aforesaid and any such Registered Note by uninsured mail to such address as the Noteholder may request.

                  (C) Transfer of Registered Notes. Registered Notes, may, subject to the terms of the Agency Agreement and to Conditions 5 (E) and 5 (F) be transferred in whole or in part in an Authorised Denomination by lodging the relevant Registered Note (with the application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Register or a Transfer Agent. No transfer of a Registered Note will be valid unless and until entered on the Register. A Registered Note may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

                The Registrar or the relevant Transfer Agent will within three Business Days of any duly made application for the transfer of a Registered Note deliver a Registered Note to the transferee (and, in the case of a transfer of part only of a Registered Note, deliver a Registered Note for the untransferred balance to the transferor), at the specified office of the Register or the relevant Transfer Agent, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Registered Note by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

                (D) Formalities Free of Charge. Such exchange or transfer will be effected without charge subject to (i) the person making such request for exchange or such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges payable in connection therewith, (ii) the Registrar or the relevant Transfer Agent (in the case of exchange of Registered Notes for Bearer Notes or the transfer of Registered Notes) being satisfied with the documents of title and/or identity of the person making the request or application and (iii) such reasonable regulations as the Company may from time to time agree with the Registrar. The exchange of Bearer Notes for Registered Notes and Registered Notes for Bearer Notes will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

                (E) Closed Periods. Neither the Company, the Registrar, nor any Transfer Agent will be required (i) to register the transfer of any Registered Note, (ii) to exchange any Bearer Note for a Registered Note or (iii) to exchange any Registered Note (or part thereof) for a Bearer Note (a) during the period of seven calendar days immediately prior to May 1, 2001, or any earlier date fixed for redemption of the Notes pursuant to Condition 9, (b) in respect of which an Exchange Notice (as defined below) has been delivered in accordance with Condition 8 or (c) in respect of which the Trustee or the Company have exercised Exchange Rights under Condition 8(D) or 8(E), as the case may be. A Bearer Note or Registered Note called for redemption may, however, be exchanged for a Registered Note or Bearer Note, as the case may be, which is simultaneously surrendered not later than the relevant Record Date.

                (F) Certification of Non-U.S. Person Status. Neither the Company nor the Registrar will be required to register the transfer of any Registered Note prior to the Recapitalization Date unless the transferee provides written certification that such transferee is not a U.S. person or unless the transfer of the Registered Notes is exempt from the registration under the Securities Act and any applicable state securities laws. In addition, the transferee of a Registered Note will be required to complete certain documentation to ensure the Company's compliance with U.S. federal income tax laws.

         6.     INTEREST AND ADDITIONAL INTEREST

         As of the Recapitalization Date, the Notes bear interest from (and including) the Recapitalization Date, at the rate of 8 percent per annum, payable in Shares, semiannually on March 21 and September 21 in each year (each an "Interest Payment Date"), the first such payment to be made on September 21, 2000, in respect of the period from and including the Recapitalization Date to (but excluding) September 21, 2000, with value of the Shares to be issued being equal to 90% of the average of the high and low trading prices for the five (5) trading days immediately prior to the Interest Payment Date. However, if:

         (i) Shares are not listed on the New York Stock Exchange Inc., and the holders of a majority of the principal amount of the Notes Outstanding have requested that interest payments be made in cash; or,

         (ii) upon the occurrence of an Event of Default

the interest shall be paid in cash and will amount to U.S. $40.00 per U.S. $1,000 principal amount of the Notes. The number of Shares to be issued shall be made available by SSC to the Trustee and/or the Transfer Agent and shall be rounded down to the nearest whole number. Receipt of the Shares will be made upon presentation of a Bearer Note to Paying Agent, which Note shall be stamped to reflect such payment or issuance or in the case of Registered Notes, to the Holders shown on the Register on the Anniversary Date.

         Each Note will cease to bear interest (i) from its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of such payment, in which event interest shall continue to accrue as provided in the Trust Deed and (ii) where the Exchange Right (as defined below) shall have been exercised, or the Trustee or the Company shall have exercised Exchange Rights pursuant to Conditions 8(D) and 8(E), respectively, from the Interest Payment Date last preceding the relevant Exchange Date or, if the Notes are exchanged before the first Interest Payment Date, since the Recapitalization Date.

         When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

         7.     PAYMENTS

                (A) Payments of principal in respect of each Bearer Note and any net proceeds payable under Conditions 8(D) and 8(E) will only be made, in the case of Bearer Notes, against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Bearer Note at the specified office of any of the Paying Agents or in the case of Registered Notes, to the persons shown on the Register at the close of business seven Business Days prior to the relevant payment date (the "Record Date") and subject to surrender of the Registered Notes at the specified office of the Registrar or any Transfer Agent. Each such payment and any payment of net proceeds pursuant to Conditions 8(D) or 8(E) will be made at the specified office of any Paying Agent, at the Holder's option, by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in London, England and in the case of Registered Notes, by U.S. dollar cheque drawn on a bank in London, England and mailed, not later than the due date for payment (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) to the holder or to the first named of joint holders of the relevant Registered Notes at his registered address outside the United States and its possessions or in accordance with mandate instructions acceptable to the Registrar, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12.

                (B) Shares issued on an Interest Payment Date pursuant to interest due on the Bearer Notes will be made against presentation and surrender (or, if applicable, endorsement) of the relevant Coupons at the specified office of any of the Paying Agents or, in the case of Registered Notes, to the persons shown on the Register at the close of business on the Record Date. Delivery of Shares will be made at the specified office of any Paying Agent at the Holder's option. In the event that interest is paid in cash, such interest payments will be made at the specified office of any Paying Agent, at the Holder's option, by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in London, England and in the case of Registered Notes, by U.S. dollar cheque drawn on a bank in London, England and mailed, not later than the due date for payment (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) to the holder or to the first named of joint holders of the relevant Registered Notes at his registered address outside the United States and its possessions or in accordance with mandate instructions acceptable to the Registrar, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12.

                  (C) Each Bearer Note should be presented for redemption together with all unmatured Coupons relating to such Note, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 10) in respect of the relevant Note (whether or not such Coupon would otherwise have become void pursuant to Condition 12), or, if later, five years after the date on which such Coupon would have become due, but not thereafter.

                A holder shall be entitled to present a Bearer Note or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

                "Presentation Date" means a day which (subject to Condition 12):

                (a) is or falls after the relevant due date but, if the due date is not or was not a Business Day in New York, is or falls after the next following such Business Day, and

                (b) is a Business Day in the place of the specified office of the Paying Agent at which the Bearer Note or Coupon is presented for payment and in the case of payment by transfer to a U.S. dollar account in London as referred to above, in London.

                "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York. are authorised or obliged by law, regulation or executive order to close and, as the context may require, the day on which commercial banks are open for business in the relevant place of presentation or payment.

                When making cash payments to Noteholders or Couponholders, fractions of one cent will be rounded down to the nearest whole cent. When issuing Shares to Noteholders or Couponholders, Shares shall be rounded up to the nearest whole number.

                The names of the initial Paying Agents, Exchange Agents and Transfer Agents and Registrar and their initial specified offices are set out at the end of the "Terms and Conditions of the Notes." The Company reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent, Exchange Agent or the Registrar and to appoint additional or other

         Paying Agents, Exchange Agents or Registrar, provided that it will at times maintain (i) at least two Paying Agents, two Exchange Agents and two Transfer Agents having specified offices in separate European cities approved by the Trustee, one of which, shall be in London and
         (ii) a Registrar with a specified office in New York. Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Company in accordance with Condition 17.

         8.     EXCHANGE

                (A)   Exchange Period and Price

                      (i) Noteholders shall have the right, upon the approval of
                Noteholders holding a clear majority in principal amount of the Notes for the time being Outstanding and subject to Condition 9(G), any other applicable restrictions provided herein, and applicable laws and regulations, to require SSC to exchange all or any of their Notes at their principal amount in exchange for Shares at any time during the Exchange Period, as defined below. The right of a Noteholder to exchange any Note into Shares is hereinafter called the "Exchange Right." Upon exchange, the right of the exchanging Noteholder to repayment of the principal amount of the Note to be exchanged (and, subject as provided in Condition 8(B) (iv), accrued interest thereon) shall be extinguished and released, and in consideration and in exchange therefore, SSC shall allot and issue Shares credited as paid up in full as provided in this Condition 8. Subject to and upon compliance with the provisions of these Conditions, the Exchange Right attaching to any Note maybe be exercised, at the option of the holder thereof, during the Exchange Period.

                      "Exchange Period" means, provided SSC shareholders
                approve, on or before June 1, 2000, the authorization and issuance of the requisite number of Shares to Noteholders:

                      (i) any time on and after 120 days from the
                Recapitalization Date (or such later date as agreed by the affirmative vote of a majority of the principal amount of Notes Outstanding), up to the close of business on the second Business Day preceding the Maturity Date; or,

                      (ii) if such Note shall have been called for redemption
                pursuant to Condition 9 (B), the date seven calendar days prior to the date fixed for redemption thereof.

                      The number of Shares to be issued on exchange of a Note
                will be determined by dividing the principal amount of the Note to be exchanged (or, in the case of exchange of part only of the principal amount of the relevant

                Note, the principal amount thereof being exchanged) by the Exchange Price (as defined below) in effect on the Exchange Date, with the result being rounded down to the nearest whole number.

                      (ii) An Exchange Right may only be exercised in respect of an authorised denomination of Notes. If more than one Note is exchanged at any one time by the same holder, the number of Shares to be issued upon such exchange will be calculated on the basis of the aggregate principal amount of the Notes to be exchanged. Fractions of Shares will not be issued on exchange and no cash adjustments will be made in respect thereof.

                      (iii) The price at which Shares will be issued upon
                exchange (the "Exchange Price") will initially be U.S. $1.50 per Share but will be subject to adjustment in the manner provided in Condition 8(C).

                      (iv) Notwithstanding the provisions of paragraph (i) of
                this Condition 8(A), if the Company shall default in making payment in full in respect of any Note which shall have been called for redemption prior to the Maturity Date, the Exchange Right attaching to such Note will continue to be exercisable (unless already exercised by the Trustee pursuant to Condition 8(D) or by the Company pursuant to Condition 8(E) up to, and including the close of business (at the place where the Note is deposited in connection with the exercise of the Exchange Right), on the date upon which the full amount of the moneys payable in respect on such Note has been duly received by the Trustee or the Principal Paying Agent or, if earlier, the Maturity Date.

                      "Maturity Date" means May 1, 2001, unless extended
                pursuant to Condition 9(A).

                      (v) As used in the Conditions, the expression "Shares"
                means common stock U.S. $0.01, of SSC or its survivor (and all other (if any) shares or stock resulting from any subdivision, consolidation or re-classification of such shares).

                      (vi) In the case of a Bearer Note, an Exchange Right may
                only be exercised in respect of the total principal amount of such Bearer Note and, in the case of a Registered Note an Exchange Right may only be exercised in respect of an Authorised Denomination. Where an Exchange Right is exercised in respect of part only of a Registered Note, the old Registered Note shall be canceled and a new Registered Note for the balance thereof shall be issued in lieu thereof without charge but upon payment by the Holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven Business Days of the relevant Exchange Date deliver such new Registered Note to the Noteholder at the specified office of the

                Registrar or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the new Registered Note by uninsured mail to such address as the Noteholder may request.

                      In the case of a Registered Note, an Exchange Right may
                not be exercised by the Noteholder during the period commencing on the Record Date in respect of any payment and ending on the due date for such payment (both days inclusive).

                (B)   Procedure for Exchange

                      (i) To exercise the Exchange Right attaching to any Note,
                the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of the Principal Exchange Agent or any of the other Exchange Agents or, in the case of a Registered Note, the Registrar, a notice of exchange (an "Exchange Notice") in duplicate in the form (for the time being current) obtainable from the specified office of each Exchange Agent, together with the relevant Note and any amount to be paid by the Noteholder pursuant to this Condition 8(B)(i).

                      The exchange date in respect of a Note (the "Exchange
                Date") must fall at a time when the Exchange Right attaching to that Note is expressed in these Conditions to be exercisable and will be deemed to be the Business Day immediately following the date of the surrender of the Note and delivery of such Exchange Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Exchange Right or, in the case of an automatic exchange on redemption pursuant to Condition 8(D), the relevant redemption date. An Exchange Notice once delivered shall be irrevocable. "Stock Exchange Business Day" means any day (other than a Saturday or Sunday) on which The New York Stock Exchange Inc. or the Alternative Stock Exchange (as defined in Condition 11(A)(v)(a)), as the case may be, is open for business.

                      A Noteholder or the Trustee delivering a Note for exchange must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale referred to in Condition 8(D)) any taxes and capital, stamp, issue and registration duties arising on exchange (other than any taxes or capital, or stamp duties payable in the U.S. or in the place of the Alternative Stock Exchange, as the case may be, by SSC in respect of the allotment and issue of Shares and listing of the Shares on exchange) and such Noteholder or the Trustee (as the case may be) must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Note in connection with such exchange.

                      Until such time as SSC shall have either, to the
                satisfaction of the Trustee, complied with its obligations under or made the determination referred to in Condition 11(A)(iii), a Noteholder or the Trustee delivering a Note for exchange on behalf of a Noteholder must either (i) provide a written certification that the Noteholder is not a U.S. person, that the
                Note is not being exchanged on behalf of a U.S. person, and that such persons are located outside the U.S., acquired the Notes to be exchanged outside the U.S., and are not affiliates of SSC or persons acting on behalf of an affiliate of SSC; or (ii) provide a written opinion of U.S. legal counsel, in form and substance acceptable to SSC, to the effect that the exchange of the Note for Shares is exempt from registration under the Securities Act and any applicable state securities law.

                      (ii) As soon as practicable, and in any event not later
                than 14 calendar days after the Exchange Date, SSC will in the case of Notes exchanged on exercise of the Exchange Right, whether by the Noteholder or by the Trustee, or a Note being exchanged in accordance with Condition 8(E) and in respect of which an Exchange Notice has been delivered and the relevant Note and amounts payable by the relevant Noteholder, or, as the case may be, the Trustee deposited as permitted by sub-paragraph
                (i) above, cause the person or persons designated for the purpose in the Exchange Notice to be registered as Holder(s) of the relevant number of Shares and will make a certificate or certificates for the relevant Shares available for collection at SSC's principal office in Boise, Idaho or, if so requested in the relevant Exchange Notice, will deliver such certificate or certificates to the person and at the place specified in the Exchange Notice together with any other securities, property or cash required to be delivered upon exchange and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

                      (iii) The person or persons specified for that purpose
                will be deemed for all purposes to be the holder of record of the number of Shares issuable upon exchange with effect from the Exchange Date. The Shares issued upon exchange of the Notes will in all respects rank pari passu with the issued and outstanding Shares in issue on the relevant Exchange Date except for any right excluded by mandatory provisions of applicable law. A Holder of Shares issued on exchange of Notes shall not be entitled to any rights the Record Date for which precedes the relevant Exchange Date.

                      (iv) If any notice requiring the redemption of any Notes
                is given pursuant to Condition 9(B) on or after the fifteenth calendar day prior to the Record Date in respect of any dividend payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the next following Interest Payment Date, interest shall (subject as hereinafter provided) accrue on Notes (i) which shall be been delivered for exchange on or after such Record Date or (ii) to which the election by the Trustee provided for in Condition 8(D) applied on or after such Record Date, in each case from the preceding Interest Payment Date (or, if the relevant Exchange Date falls before the first Interest Payment Date, from the Recapitalization Date, to the relevant Exchange Date) provided that the relevant Noteholder's entitlement to interest shall on any Note, in the event the Shares allotted on exchange thereof shall carry an entitlement to receive such dividend, be limited to the amount by which the interest he or it would have received had no exchange taken place exceeds the amount of the dividend received on such Shares. Any such interest shall be paid by the Company not later than 14 calendar days after the relevant Exchange Date by issuance of Shares in accordance with instructions given by the relevant Noteholder or, in the case of such election by the Trustee, the Trustee.

                      Save as provided in this sub-paragraph (iv), no payment or adjustment will be made on exchange for any interest accrued on exchanged Notes since the Interest Payment Date last preceding the relevant Exchange Date, or, if the Notes are exchanged before the first Interest Payment Date, since the Recapitalization Date, including any payment or issuance of Shares pursuant to Condition 6(B).

                (C)   Adjustments in Exchange Price

                The Exchange Price will be subject to adjustment in certain events set out in the Trust Deed, including:

                      (i) the making of a Stock Split;

                      (ii) the consolidation and reclassification of Shares;

                      (iii) the grant, issue or offer, to the holders of Shares, of rights or warrants entitling them to subscribe for or purchase Shares or any securities exchangeable for Shares, at a consideration per Share less than the Current Market Price per Share;

                      (iv) the distribution, to the holders of Shares, of shares of capital stock of SSC, evidence of indebtedness of SSC, assets (other than annual or interim dividends in cash) or rights or warrants to subscribe for or purchase securities (other than those rights and warrants mentioned in (iii) above);

                      (v) the issue of securities (other than the Notes or in
                any of the
                circumstances mentioned in (iii) above) exchangeable for Shares or of rights or warrants to subscribe for or purchase Shares or securities exchangeable for Shares (other than those rights and warrants mentioned in (iii) above), at a consideration per Share less than the Current Market Price per Share; and

                      (vi) the issue of Shares (other than Shares issued on
                conversion or exchange of any exchangeable securities issued by SSC (including the Notes) or on the exercise of any rights or warrants granted issued or offered by SSC or in any of the circumstances described in (i) and (ii) above or Shares issued to stockholders of any company which merges into or consolidates with SSC, in proportion to their shareholding in such company immediately prior to such merger, upon such merger) at a consideration per Share less than the Current Market Price per Share; provided, however, that the Exchange Price will not be reduced as a result of any such adjustment, and the Company covenants in the Trust Deed not to take any action, if, after giving effect thereto, the Exchange Price would be reduced to such an extent that, under applicable law then in effect Notes may not be exchanged at such reduced Exchange Price for legally issued, fully paid and assessable Shares. No adjustment will be made where such adjustment would be less than 5 percent of the Exchange Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Exchange Price, if not an integral multiple of one cent shall be rounded down to the nearest we cent. Any adjustment will be notified by the Trustee to the Noteholders in accordance with Condition 17.

                      "Stock Split" means any kind of stock split in relation to the Shares and includes a free share distribution, a stock dividend and a sub-division.

                      "Current Market Price" means in respect of a Share on a
                particular Stock Exchange Business Day the average of the high and low sale prices (or, if no sales prices are reported, the average of the high and low bid prices) as reported in the New York Stock Exchange Inc.'s Composite Transactions (or the equivalent quotations of an Alternative Stock Exchange, as the case may be).

                      The Exchange Price may not be reduced so that, on exchange of Notes, Shares would be issued at a discount to their par value.

                      Where more than one event which gives or may give rise to
                an adjustment to the Exchange Price occurs within such a short period of time that in the opinion of the Company's auditors (the "Auditors") the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Auditors to be in their opinion appropriate in order to give such intended result.

                      No adjustment will be made to the Exchange Price when
                Shares or other securities (including rights or options) are issued, offered or granted to employees; (including directors holding executive office) of SSC or any Subsidiary or any associated company of SSC pursuant to any Employee Share Scheme (as defined in the Trust Deed).

                (D)   Exchange on Redemption

                The Trust Deed provides that the Trustee may, at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date six Business Days prior to, and ending at the close of business in New York City prior to, the date fixed for redemption of any of the Notes (including any redemption under Conditions 9(A), 9(B) and 9(C)), elect by notice in writing to the Company and SSC to exchange as of such redemption date the aggregate number of Notes due for redemption on such date and in respect of which Exchange Rights have not been exercised by Noteholders ("Unexercised Notes") into Shares at the Exchange Price applicable at such redemption date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by a reputable independent merchant bank appointed by it that the net proceeds of an immediate sale of the Shares arising from such exchange (disregarding any liability other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would likely to exceed by 5 percent or more the amount of redemption moneys and interest Shares which would otherwise be payable in respect of interest accrued since the Interest Payment Date immediately preceding such redemption date or, if such date falls before the first Interest Payment Date, since the Recapitalization Date in respect of such Unexercised Notes.

                Subject to applicable law, the Trustee shall arrange for the sale on behalf of the holders of the Unexercised Notes of the Shares issued on such exchange as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation or the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with that allotment and sale thereof) the net proceeds of sale together with accrued interest payable under Condition 8(B)(iv) in respect of such Unexercised Notes (if any) shall be held by the Trustee and distributed by the Principal Paying Agent rateably to the holders of such Unexercised Notes against due presentation in accordance with Condition 7. The amount of such net proceeds of sale shall be treated for all purposes as the full amount due by the Company in respect of such Unexercised Notes.

                (E)   Mandatory Exchange

                      (i) Each Noteholder acknowledges and agrees that the
                Company may, at its own cost (save those expenses or taxes referred to in Condition 8 (E) (iii)), at any time on or after March 21, 1997, elect to exercise Exchange Right on behalf of each and every Noteholder in respect of Notes in whole or in part outstanding at the date of such election (the "Mandatory Exchange Date"), provided that the Current Market Price of the Shares for each of the 30 consecutive Stock Exchange Business Days, the last of which, falls on a day not more than 30 calendar days prior to the date on which notice is given to Noteholders of the mandatory exchange under this Condition 8 (E) (the "Mandatory Exchange Measuring Period"), is equal to or greater than 150 percent of the Exchange Price at the time such notice is given. The foregoing right of the Company to exercise the Exchange Right (the "Mandatory Exchange Right"), is subject to compliance with the provisions of paragraph (iv) below.

                      (ii) Not less than 30 and not more than 60 calendar days
                prior to such Mandatory Exchange Date, the Company shall cause written notice of the Mandatory Exchange Date to be given to the Trustee, the Paying Agents, the Exchange Agents and the holders of the Notes (in accordance with Condition 17 (such notice to include a statement of the consequences of failure on the part of the Noteholders to perform the obligations specified in this Condition (E)). Following such notice each of the Noteholders will be required on or before the Mandatory Exchange Date to deliver or procure delivery of its Notes together with a duly completed Exchange Notice to the specified office of any Exchange Agent, during its usual business hours for such purposes and perform together with the Company and SSC, the obligations applicable to it on exchange specified in this Condition 8.

                      (iii) If any Noteholder with respect to whose Notes
                mandatory exchange (pursuant to this Condition 8) is to take place shall fail to perform its obligations specified in this Condition 8 or shall have a registered address in any territory where, in the absence of any registration statement or other special formalities or legal requirements, the issue, allotment transfer or delivery of the Shares arising on mandatory exchange in the reasonable opinion of the Trustee, is or could be unlawful or impracticable, subject to applicable law, the Trustee shall make arrangements for the sale of such Shares to a third party at the best consideration reasonably obtainable by the Trustee and arrange for the Principal Paying Agent to pay to such Noteholder the consideration received by the Trustee in respect of such Shares (after any deduction required to reimburse any reasonable and proper expenses incurred in arranging any such sale or any taxes payable in connection therewith arising solely as a result of the Noteholder's failure to perform its obligations under this Condition 8(E)).

                      (iv) Notwithstanding anything herein to the contrary, the
                Company may not exercise the Mandatory Exchange Right unless at all times during: (i) the Mandatory Exchange Measuring Period and (ii) the period from the end of the Mandatory Exchange Measuring Period until and including the Mandatory Exchange Date, the Noteholders shall have had the ability to exercise their Exchange Rights in full.

                (F)   Consolidation, Amalgamation or Merger

                Without limiting the provisions of Condition 3(C) hereof, in the case of any consolidation, amalgamation or merger of SSC with any other corporation (other than a consolidation, amalgamation or merger in which SSC is the continuing corporation), or in the case of any sale or transfer of all or substantially all, of the assets of SSC, SSC will forthwith notify the Noteholders of such event in accordance with Condition 17 and (so far as legally possible) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute a trust deed supplemental to the Trust Deed to ensure that the holder of each Note then outstanding will have the right (during the period in which such Note shall be exchangeable) to exchange such
         Note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon exchange of such Note immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental trust deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. The above provisions of this Condition (F) will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

                (G)   Limitation on Holder's Right to Exchange

                      (i) Notwithstanding anything to the contrary contained
                herein, no Note may be exchanged to the extent that, after giving effect to Shares to be issued pursuant to an Exchange Notice, the total number of Shares deemed beneficially owned by such Holder (other than by virtue of the ownership of Notes or ownership of other securities that have limitation on a Holder's right to exchange or exercise, similar to those limitations set forth herein), together with all Shares deemed beneficially owned by the Holder's affiliates, (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether there exists a group under Section 13 (d) of the Securities Exchange Act of 1934, as amended, would exceed 9.9% of the issued and outstanding Shares of SSC (the "Restricted Ownership Percentage"); provided that, (w) each Holder shall have the right at any time and from time to time to reduce its

                Restricted Ownership Percentage immediately upon notice to the Company, (x) each Holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage and otherwise waive in whole or in part the restrictions of this Condition 8(G)(i) upon 61 days' prior notice to the Company or immediately in the event of the announcement of a pending or proposed Change in Control Transaction, (y) each holder can make subsequent adjustments pursuant to (w) or (x) any number of times and from time to time (which adjustment shall be effective immediately if it results in a decrease in the percentage or shall be effective upon 61 days' prior written notice or immediately in the event of the announcement of a pending or proposed Change in Control Transaction if it results in an increase in the percentage) and
                (z) each Holder may eliminate or reinstate this limitation at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of the announcement of a pending or proposed Change in Control Transaction, any Holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to 61 days' prior written notice, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing such Holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to result in a new Change in Control Transaction. The term "deemed beneficially owned" as used in this Trust Deed shall exclude shares that might otherwise be deemed beneficially owned by reason of the exchangeability of the Trust Deed. The Company shall provide all Holders with the earlier of (i) 20 days' prior written notice of any such Change in Control Transaction, to the extent the Company has prior knowledge of a Change in Control Transaction; or (ii) notice on the day immediately following the Company's learning of any such transaction, but only after, in the case of (i) and (ii), such Change in Control Transaction has been publicly disclosed.

                      (ii) Each time (a "Covenant Time") the Holder makes a
                Triggering Acquisition (as defined below) of Shares (the "Triggering Shares"), the Holder will be deemed to covenant that it will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional Shares pursuant to its rights to acquire existing at that Covenant Time, if the aggregate amount of such additional Shares so acquired (without reducing that amount by any dispositions) would exceed 9.9% of the number of Shares outstanding at that Covenant Time (including the Triggering Shares) minus the number of Shares actually owned by the Holder at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). A "Triggering Acquisition" means the giving of an Exchange Notice or any other acquisition of Shares by the Holder or an aggregation party; provided, however, that with respect to the giving of such Exchange Notice, if the associated issuance of Shares does not occur, such event shall cease to be a Triggering Acquisition and the related covenant under this paragraph shall terminate. At each Covenant Time, the Holder shall be deemed to waive any right it would otherwise have to acquire Shares to the extent that such acquisition would violate any covenant given by the Holder under this paragraph. For the avoidance of doubt:

                             (i) The covenant to be given pursuant to this Condition 8(G)(ii) will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

                             (ii) The Holder may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Holder must comply with all such covenants then in effect.

         9.     REDEMPTION AND PURCHASE

                      (A) Unless previously redeemed, exchanged, or purchased
                and canceled as provided herein, the Company will redeem the Notes at their principal amount on the May 1, 2001.

                Notwithstanding the foregoing, the Company has the option to postpone the maturity of the Notes to May 1, 2002, if, the Company delivers to Noteholders, on April 1, 2001, Shares equal to 25% of the principal amount of the Notes then Outstanding, (assuming that the Shares are valued at 90% of the average of the daily high and low for the ten trading days prior to April 1, 2001). The Company shall notify Noteholders of its intent to postpone the Maturity Date, at least 20 Trading Days prior to the issuance of the such Shares. As used herein, "Trading Days" means any day in which the New York Stock Exchange Inc. is open for business. This option may be exercised by the Company only if (i) the Shares remain listed on the New York Stock Exchange Inc.;
         (ii) appropriate stockholder approval is obtained; and, (iii) SSC's market capitalization exceeds U.S. $50,000,000. At the request of any Noteholder, the Company shall provide an officer's certificate signed by any two officers of the Company, certifying the following:

                             (i) The Shares have been duly authorized and are
                      fully paid and non-assessable and are being issued free and clear of any liens and encumbrances;

                             (ii) No consent, approval or authorization of or
                      designation, declaration or filing with any court, governmental authority, regulatory agency, self-regulatory organization, stock exchange or market, other than the listing of the Shares on the New York Stock Exchange Inc. and the qualification of the Trust Deed under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on the part of SSC or the Company, is required in connection with the issuance of the Shares;

                             (iii) The Shares will be duly listed for trading on
                      the New York Stock Exchange Inc.;

                             (iv) The issuance of the Shares does not and will
                      not conflict with or result in a breach of default by SSC or the Company of any of the terms or provisions of: (a) their respective Certificates of Incorporation or Bylaws;
                      (b) any existing applicable decree, judgment or order of any court, regulatory body, administrative agency, or other governmental body having jurisdiction over SSC or the Company or any of their properties or assets; (c) to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to SSC or the Company is a party; or (d) applicable laws or rules or regulations.

                             (v) The Shares are being issued free and clear of
                      any liens, claims or encumbrances;

                             (vi) The issuance of the Shares does not require
                      registration under the Securities Act of 1933, as amended (the "Securities Act"); and

                             (vii) The Shares may be resold without any
                      restriction imposed under the Securities Act, except for limitations imposed on an "affiliate" as such term is defined in Rule 144(a) of the Securities Act.

                      (B) If as a result of any change in, or amendment to, the
                laws or regulations of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after March 21, 1996, the Company has or will become obliged to pay additional amounts as provided or referred to in Condition 10 (and such amendment or change has been evidenced by the delivery by the Company to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two



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

                officers of the Company on behalf of the Company stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Company may at its option, having given not less than 30 nor more than 60 calendar days' notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable), redeem all the Notes but not some only, at their principal amount together with interest (if any) accrued to (but excluding) the date of redemption, provided that no notice of redemption shall be given earlier than 90 calendar days before the earliest date on which the Company would be required to pay such additional amounts were a payment in respect of the Notes then due.

                      Upon expiry of any such notice period as is referred to in this Condition 9(B) (and subject as provided above), the Company shall be bound to redeem the Notes at their principal amount together with interest accrued to but excluding the redemption date.

                (C)   Redemption at the Option of Noteholders

                      Any Noteholder may on or after a Cessation of Listing, by
                completing, signing and depositing at the specified office of any of the Paying Agents during normal business hours of such Agent at any time after notice of a Cessation of Listing has been given by the Company, a notice of redemption in the form (for the time being current) obtainable from any of the Paying Agents specifying a date for redemption together with the Bearer Note or the Registered Note, as the case may be, to be redeemed, require the Company to redeem in U.S. dollars all or some only of the Notes held by it at their principal amount, plus accrued interest to the date of redemption.

                      Any such notice of redemption will be irrevocable unless
                its revocation is approved in writing by the Company not later than five days prior to the relevant date for redemption of the relevant Note and will bind the Company to redeem the Note to which such notice relates. Certificates for Registered Notes and Bearer Notes will not be returned to Noteholders except in the limited circumstances set out in the Agency Agreement. The Company shall notify Noteholders of a Cessation of Listing no later than five Business Days after its occurrence in accordance with Condition 17. For the purposes of this Condition 9(C) "Cessation of Listing" means the consolidation with or merger



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

                into any Person by SSC or the sale, lease, conveyance, transfer or other disposal by SSC of its property or assets as an entirety or substantially as an entirety to a Person and as a result of such transaction the Shares are no longer listed on the New York Stock Exchange Inc. or an Alternative Stock Exchange.

                      (D) Subject to applicable law, the Company, SSC or any of
                their Subsidiaries or Affiliates (as defined in the Trust Deed) may at any time purchase Notes together, in the case of Bearer Notes, with unmatured Coupons in any manner and at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Noteholders alike. Notes purchased by the Company, SSC or any of their Subsidiaries will forthwith be surrendered for cancellation and shall no longer be deemed Outstanding.

                      (E) All Notes which are redeemed by the Company will
                forthwith be canceled (together with all relative unmatured Coupons attached to or surrendered with the Bearer Notes), and may not be reissued or resold.

         10.      TAXATION.

         All payments or Shares issued in respect of the Notes by the Company or, as the case may be, SSC shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Company or, as the case may be, SSC will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

                  (A) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Note or Coupon by reason of his having some connection with the U.S. other than the mere holding of the Note or Coupon; and

                  (B) presented for payment more than 30 calendar days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 calendar days; or

                  (C) to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

                  As used herein, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received in New York by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Company in accordance with Condition 17.

                  Any reference in these Terms and Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

         11.      ADDITIONAL COVENANTS

                  (A)      Undertakings by SSC

                  Whilst any Exchange Right remains exercisable, SSC will, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

                         (i) at all times, provided SSC shareholder approval is
                  obtained on or before June 1, 2000, keep available for issuance free from any pre-emptive rights out of its authorised but unissued capital such number of Shares as would enable the Exchange Rights interest payments and all other rights of subscription and exchange for and exchange into Shares to be satisfied in full;

                         (ii) will not create or permit to subsist any Lien
                  relating to or over the shares of the Company, held or beneficially owned by SSC;

                         (iii) to the extent SSC and its counsel determine it is
                  required because an exemption from registration is not available, file with the Securities and Exchange Commission on or before June 30, 1996, and keep effective a Registration Statement on such form as SSC determines to be appropriate in respect of the registration of the Shares to be issued pursuant to the Exchange Rights to U.S. persons and any subsequent resale of such Shares to U.S. persons;

                         (iv) (a) to maintain a listing for all the issued Shares on the New York Stock Exchange Inc., it being understood that if SSC is unable to obtain or maintain such listing of Shares to obtain and maintain a listing for all the Shares issued on the exercise of the Exchange Rights on any other stock exchanges or authorised for quotation on NASDAQ or by the National Quotation Bureau Incorporated (each an "Alternative Stock Exchange") as SSC may from time to time (with the written consent of the Trustee) determine and will forthwith give notice to the Noteholders in accordance with Condition 17 of the listing, de-listing or quotation or lack of quotation of the Shares as a class) by any such Alternative Stock Exchange.

                         (v) not in any way modify the rights attaching to the
                  Shares with respect to voting, dividends or liquidation nor issue any class of equity share capital carrying any rights which are more favorable than such rights;

                         (vi) by June 1, 2000, obtain SSC shareholder approval
                  and authorization to effect the following:

                               (a) increase the number of authorized Shares to
                         250,000,000 and,

                               (b) change the Exchange Price to $1.50 per Share,
                         subject to adjustment in the manner provided in Condition 8(C), to New York Stock Exchange Inc. requirements for shareholder approval.

                         (vii) SSC's 10% Senior Convertible Notes due November
                  24, 2002, will not be amended and will remain a debt obligation payable through the issuance of Shares.

                  (B)    Undertakings by the Company

                  Whilst any Exchange Right remains exercisable, the Company will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

                         (i) not incur any Indebtedness other than the Notes;
                  and,

                         (ii) not create or permit to subsist any Lien or other
                  encumbrance or security interest over or otherwise dispose, sell or transfer its interest in the Sunshine Mine.

                  (C) For the purposes of this condition, "Sunshine Mine" means that certain real property location in Shoshone County, Idaho, known as the "Sunshine Mine", consisting of the ownership rights of the Company in the real property, together with the ownership rights of the Company in equipment, plant, machinery and other property located thereon and all patented and unpatented mining claims and interests therein owned by the Company.

         12.      PRESCRIPTION

         Bearer Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 7.

         Claims for the payment of principal and issuance of Shares based on accrued interest and other sums payable in respect to Registered Notes shall be prescribed unless made within 10 years (in the case of principal) and 5 years (in the case of interest) from the Relevant Date.

         13.      EVENTS OF DEFAULT

         The Trustee at its discretion may, and if so requested in writing by the Holders of at least one-quarter in principal amount of the Notes then Outstanding, or if so directed by an Extraordinary Resolution of the Noteholders shall, give notice to the Company that the Notes are and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless
(i) such events are expressly permitted or contemplated by the Trust Deed or
(ii) such Event of Default has been remedied to the satisfaction of the Trustee):

                  (A) if default is made for a period of 5 Business Days or more in the payment of any principal or interest due in respect of the Notes or any of them; or

                  (B) if the Company or SSC fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 30 calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company or SSC, as the case may be, of notice requiring the same to be remedied; or

                  (C) if (i) any other Indebtedness of the Company, SSC or any Principal Subsidiary (as defined below) becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (iii) the Company, SSC or any Principal Subsidiary fails to pay



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

         when due (or, as the case may be within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Company, SSC or any Principal Subsidiary for any Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable, provided that in each such case the Indebtedness exceeds in the aggregate US $1,000,000 and in each such case such event continues unremedied for a period of 30 calendar days (or such longer period as the Trustee may in its sole discretion consent to in writing upon receipt of written notice from the Company or SSC); or

                  (D) if the Company, SSC or any Principal Subsidiary shall fail to pay its debts as such debts become due (except debts which the Company, SSC or such Principal Subsidiary, as the case may be) may contest in good faith generally or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

                  (E) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company, SSC or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 otherwise calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written notice from the Company or SSC); or

                  (F) if the Company, SSC or any Principal Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking organization under the laws of the U.S. Federal Bankruptcy Code or any similar applicable U.S. Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

                  (G) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganisation of the Company under the U.S. Federal Bankruptcy Code or any other similar applicable U.S. Federal or State law, and such decree or order shall have continued undischarged or unstated for a period of 90 calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 calendar days; or

                  (H) if a warranty, representation or other statement made by or on behalf of the Company or SSC contained in the Trust Deed, the Notes or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made; or

                  (I) if SSC or its successor as permitted by Condition 3(C) ceases to own all of the issued and outstanding shares of the Company or shall at any time pledge, transfer, exchange or otherwise dispose of such shares; or

                  (J) if there is any final judgments or judgment for the payment of money exceeding in the aggregate US $1,000,000 outstanding against the Company, SSC or any Principal Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

         Notwithstanding anything herein to the contrary, in the event that SSC fails to obtain shareholder authorization by June 1, 2000, of the items set out in Condition 11(A)(vi), the Trustee at its discretion may, and if so requested in writing by the Holders of at least one- quarter in principal amount of the Notes then Outstanding, or if so directed by an Extraordinary Resolution of the Noteholders shall, give notice to the Company and enforce the Super Remedy. The Super Remedy with respect to each Noteholder shall be the greater of (i) the principal amount with accrued interest thereon of such Noteholder's Notes or
(ii) the product of (a) the principal amount and accrued interest thereon of such Noteholder's Notes divided by the Exchange Price multiplied by (b) the Current Market Price per Share.

         For the purposes of these Terms and Conditions:

                  (a)    "Group" means SSC and all its Subsidiaries.

                  (b) "Indebtedness" of any person, means any present or future obligations, which shall include all obligations (i) which in accordance with the generally accepted accounting principles in the U.S., shall be classified upon the balance sheet of such person as liabilities, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of any property (including without limitation, all obligations evidenced by any indenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (iv) obligations secured by any Lien existing on property owned even though such person has not assumed or become liable for the payment of such obligations, (v) obligations created or arising under conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such property, (vi) for capitalised leases, (vii) for all guarantees whether or not reflected in the balance sheet of such person, and
         (viii) all reimbursement and other payment obligations (whether contingent mature or otherwise) of such person in respect of acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness incidental to the operation of the business of the Person in the ordinary course and in the aggregate not material to the business and operations of the Person and (ii) Indebtedness represented by purchase, rental or lease obligations which would cause the direct or contingent liabilities of the Person and its Subsidiaries, on a consolidated basis, in respect of all such obligations, not to exceed US $1,000,000 in any period of 12 months.

                  (c) a "Principal Subsidiary" at any time means a Subsidiary of the Company or SSC:

                         (A) whose gross assets represent 15 percent or more of
                  the consolidated gross assets of the Group as calculated by reference to the then latest audited financial statements of the Group; or

                         (B) to which is transferred all or substantially all of
                  the business, undertaking and assets of a Subsidiary of the Company or SSC which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (B) (but without prejudice to the provisions of sub-paragraph (A) above), upon publication of its next audited financial statements;

         all as more fully defined in the Trust Deed.

                  A report by the Auditors that in their opinion a Subsidiary of the Company or SSC is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties; and

                  (d) "Subsidiary" means any corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Company, SSC or one or more of the Principal Subsidiaries.

                  (e) "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance, but shall not include any of the foregoing types of encumbrances that are incidental to the conduct of the business of the Company, SSC or any of its Subsidiaries or the ownership of property and assets of any of them including (i) pledges or deposits made to secure obligations of the Company, SSC or any of its Subsidiaries under the workmen's compensation laws or similar legislation; (ii) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, vendors', repairments', governmental (Federal, state or municipal) liens arising out of contracts for the purchase or lease of products of the Company, SSC or a Subsidiary, and deposits or pledges to obtain the release of any of the foregoing liens; (iii) liens created by or resulting from any litigation or legal proceedings currently being contested in good faith by appropriate proceedings; (iv) leases made or existing on property entered into in the ordinary course of business of the Company, SSC or one of its Subsidiaries; (v) landlords' liens under leases of property to which the Company, SSC or one of its Subsidiaries is a party; (vi) zoning restrictions, easements, licenses or restrictions on the use of property or minor irregularities in the title thereto; (vii) deposits in connection with bids, tenders, contracts (other than the repayment of money) to which the Company, SSC or one of its Subsidiaries is a party; (viii) deposits to secure public or statutory obligations of the Company, SSC or one of its Subsidiaries; (ix) deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; (x) deposits or cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company, SSC or any of its Subsidiaries is a party; and, (xi) liens for tax or assessments or government charges or levies not yet due or delinquent or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

                  (f) "Consolidated Net Worth" means at any time, the total consolidated stockholders' equity determined on a consolidated basis in accordance with the U.S. generally accepted accounting principles, plus there shall be added thereto when determined with respect to SSC and its Subsidiaries (or any successor entity thereof)

         (i) the principal amount of the Notes then outstanding, (ii) if not otherwise included, the book value of any mandatorily redeemable preferred stock, except for the aggregate liquidation preference of any portion thereof which has a stated Maturity Date or a mandatory redemption requirement due on or prior to the final Maturity Date of the Notes, (iii) if not otherwise included, the book value of any shares of preferred stock then outstanding mandatorily redeemable for shares of Common Stock, and (iv) the principal amount of any other exchangeable subordinated Indebtedness then outstanding, or the principal amount of any portion of any such exchangeable subordinated Indebtedness, except for the principal amount which has a stated Maturity Date or mandatory redemption requirement due on or prior to the final Maturity Date of the Notes.

         14.      ENFORCEMENT

         The Trustee may at any time, at its discretion and with prior written notice to the Company and SSC, take such proceedings against the Company or SSC as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons or the Guarantee but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons or the Guarantee unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then Outstanding, and (b) it shall have been indemnified to its satisfaction. No Noteholder or Couponholders shall be entitled to proceed directly against the Company unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

         15.      SUBSTITUTION

         The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Company to the substitution in place of the Company (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Coupons and the Trust Deed of any Subsidiary or holding company (being a corporation holding (directly or indirectly) at least a majority of shares of stock having by the terms ordinary voting power to elect a majority of the board of directors of the Company (or such previous substitute) (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)) of the Company or any Subsidiary of such holding company, subject to (a) the Notes continuing to be unconditionally and irrevocably guaranteed by SSC and exchangeable into Shares of SSC, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.



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

         16.      REPLACEMENT OF NOTES AND COUPONS

         Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent in London, in the case of Bearer Notes or Coupons, or the Registrar, in the case of Registered Notes, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence indemnity and security as the Company may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

         17.      NOTICES

                  (A) Notices to holders of Registered Notes will be mailed to them at the respective addresses in the Register and deemed to have been given on the fourth Business Day after the date of mailing, provided that, if at any time by reason of suspension or curtailment (or except suspension or curtailment) of postal services within the U.S. or elsewhere the Company is unable effectively to give notice to holders of Registered Notes through the post, notices to holders of Registered Notes will be valid if given in the same manner as other notices as set forth below.

                  (B) Notices to all the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve (which is expected to be the Financial Times. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

                  (C) Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

         18.      NOTEHOLDER APPROVALS, MODIFICATION, WAIVER AND AUTHORISATION

                  (A) All items to be decided by Noteholders, including but not limited to Extraordinary Resolutions, may be passed by written consent of Noteholders holding a clear majority in principal amount of the Notes for the time being Outstanding, or by convening a meeting of the Noteholders with one or more persons present holding or representing a clear majority of the Notes for the time being Outstanding, or at any adjourned such meeting, one or more person present, whatever the principal amount of the Notes held or represented by him or them. Any item once passed pursuant hereto, will be binding on all Noteholders and on all Couponholders.

                  (B) The Trustee may agree, without the consent of the Noteholders or

         Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

                  (C) In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Noteholders and Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholders be entitled to claim, from the Company, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 10 and/or any undertaking given in addition to, or in substitution for, Condition 10 pursuant to the Trust Deed.

                  (D) Any modification, waiver or authorisation shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Company to the Noteholders as soon as practicable thereafter in accordance with Condition 17.

         19.      INDEMNIFICATION OF THE TRUSTEE

         The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

         20.      GOVERNING LAW

         The Trust Deed, the Agency Agreement, the Notes and the Coupons are governed by, and will be construed in accordance with, English law. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed, the Agency Agreement, the Notes, the Coupons or the Guarantee, the Company and SSC have irrevocably submitted to the jurisdiction of the Courts of England and in relation thereto have appointed The Law Debenture Trust Corporation plc, now at Princes House, 95 Gresham Street, London EC2 V7LY as its agent for service of process in England.

PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT

HSBC Bank plc
Mariner House
Pepys Street
London EC3 N4DA

PAYING, EXCHANGE AND TRANSFER AGENT

Banque Generale du Luxembourg, S.A.
50 Avenue J.F. Kennedy
L-2951 Luxembourg

REGISTRAR

HSBC Bank USA
140 Broadway
New York, New York 10005-1180
U.S.A.

                                         EXECUTED AND DELIVERED AS A DEED BY
                                         SUNSHINE PRECIOUS METALS



                                         BY:
                                             --------------------------------
                                         NAME: WILLIAM DAVIES
                                         TITLE:   AUTHORISED OFFICER


                                         EXECUTED AND DELIVERED AS A DEED BY
                                         SUNSHINE MINING AND DEFINING COMPANY



                                         BY:
                                             --------------------------------
                                         NAME: WILLIAM DAVIES
                                         TITLE:   AUTHORISED OFFICER

                                         EXECUTED AND DELIVERED AS A DEED BY
                                         HSBC BANK USA, AS TRUSTEE



                                         BY:
                                             --------------------------------
                                         NAME:
                                               ------------------------------
                                         TITLE:
                                                -----------------------------